UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SEACOAST BANKING CORPORATION OF FLORIDA

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2016

Proxy Statement

815 Colorado Avenue Stuart, Florida 34994

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 24, 2016

3:00 p.m. Eastern Time

Seacoast Banking Corporation of Florida (“Seacoast”) will hold its 2016 Annual Meeting of Shareholders at Vista Room, Hawthorn Suites, 301 Lamberton Drive, West Palm Beach, Florida, on Tuesday, May 24, 2016 at 3:00 p.m. Local Time.

ITEMS OF BUSINESS

To vote on the following proposals:

1.	Election of Directors. To re-elect five Class II directors (“Proposal 1”);

2.	Ratification of Appointment of Independent Auditor. To ratify the appointment of Crowe Horwath LLP as independent auditors for Seacoast for the fiscal year ending December 31, 2016 (“Proposal 2”);

3.	Advisory (Non-binding) Vote on Compensation of Named Executive Officers. To allow shareholders to endorse or not endorse the compensation of the Company’s named executive officers as disclosed in this Proxy Statement (“Proposal 3”);

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE

Close of business on March 23, 2016

Dennis S. Hudson, III
Chairman & Chief Executive Officer

April 7, 2016

LOCATION OF THE 2016 ANNUAL MEETING	Inside Back Cover

general information

Annual Meeting Information

Date, Time and Place: Tuesday, May 24, 2016, at 3:00 P.M. Eastern Time at Vista Room, Hawthorn Suites, 301 Lamberton Drive, West Palm Beach, Florida

Street Name Holders: If your shares are held in a bank, brokerage or other institutional account, you are a beneficial owner of these shares (which is commonly referred to as “street name”). However, you are not the record holder. If your shares are held in street name, you are invited to attend the Annual Meeting; however, to vote your shares in person at meeting, you must request and obtain a power of attorney or other authority from the bank, broker or other nominee who holds your shares and bring it with you to submit with your ballot at the meeting.

How to View Proxy Materials Online:

Important Notice Regarding the Availability of Proxy Materials for the 2016 Shareholder Meeting

Our 2016 Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2015 (referred to collectively herein as the “proxy materials”) are available online at: www.proxyvote.com or at www.seacoastbanking.com/GenPage.aspx?IID=100425&GKP=325642.

We have mailed to certain shareholders a notice of internet availability of proxy materials on or about April 7, 2016. This notice contains instructions on how to access and review the proxy materials on the internet. The notice also contains instructions on how to submit your proxy on the internet or by phone, or, if you prefer, to obtain a paper or email copy of the proxy materials.

HOW TO CAST YOUR VOTE

You may vote common shares that you owned as of the close of business on March 23, 2016, which is the record date for the meeting.

Your vote is important. Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. Please review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail. By voting prior to the meeting, you will help ensure that we have a quorum and that your preferences will be expressed on the matters that are being considered. If you are able to attend the meeting, you may vote your shares in person, even if you have previously voted by another means by revoking your proxy vote at any time prior to its exercise.

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You may vote by any of the following methods:

BY TELEPHONE:

You can vote by calling the number on your proxy card or voting instruction form, or provided on the website listed on your notice.

BY INTERNET:

You can vote online at www.proxyvote.com.

BY MAIL:

You also may vote your shares by requesting a paper proxy card and completing, signing and returning it by mail in the envelope provided.

IN PERSON:

You can vote in person at the annual meeting. If you hold your shares in street name, you must obtain a proxy form the record holder to vote in person.

For telephone and internet voting, you will need the 16-digit control number included in your notice, on your proxy card or in the voting instructions that accompanied your proxy materials.

For shares held in employee plans, we must receive your voting instructions no later than 11:59 p.m. Eastern Time on May 17, 2016 (the “cut-off date”) to be counted. Otherwise, you may vote up until 11:59 P.M. Eastern Time the day before the meeting date.

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PROXY SUMMARY

Readers of previous Seacoast proxy statements will notice significant enhancements to this year’s proxy statement. Our objectives are to provide our existing and prospective shareholders, employees, customers, and other constituents with deeper insights into the transformation of our business, our near-term performance expectations, and how innovative approaches and perspectives on board and executive talent and the alignment between pay and performance are supporting our efforts to build a truly great company.

Introduction

The Board of Directors and management view 2015 as an inflection point in the implementation of our strategic vision for Seacoast. We delivered our best performance since the financial crisis of 2008 while continuing to invest in the future of the franchise, driving significant progress in the transformation of our company. Our success in executing on our strategy was buoyed by the tailwind of a strong Florida economy that added to our growth in customer households and across our products and services. These indicators suggest we are well-positioned for future success.

In this section, we summarize 2015 performance highlights and other information discussed later in this proxy statement. Please carefully review the information included throughout this proxy statement and as provided in the 2015 Annual Report on Form 10-K before you vote.

2015 Performance Highlights

Value Creation for our Shareholders

•	Seacoast continued its momentum in driving performance upward, through accelerated execution of our strategy. This momentum has delivered outsized results for shareholders.

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•	Revenue grew a strong 42 percent to $142 million.

•	Net income increased 288 percent to $22.1 million from $5.7 million, while fully diluted earnings per share tripled to 66 cents from 21 cents.

•	Our team is working hard for our shareholders with a short-term goal of $1.00 adjusted earnings per share (“EPS”)[1] for 2016, representing approximately 33% growth from our 2015 results, on the way to stronger sustainable performance.

Our balanced growth strategy combines outsized organic growth and select strategic M&A with prudent risk management to deliver consistent results.

•	A strong reputation in our legacy markets is augmented by our Accelerate commercial banking model, and industry-leading analytics and digital delivery, has helped us deliver:
o	An 18% increase in loans, 12% excluding acquired loans.
o	21% growth in core deposits, 12% adjusting for acquisitions. Demand deposits represent 56% of our deposit base.
o	Households increased at a solid 8% growth rate, and by 5 percent excluding 2015 acquisitions.
•	We further drove results through the successful acquisition of Grand Bankshares, Inc. in Palm Beach County and accelerated growth in the attractive Orlando market where we acquired the BANKshares, Inc. in late 2014.
o	Through disciplined execution, our acquisitions are providing impressive internal returns for our franchise, with internal rates of return ranging from near 20% to well above that level.

1 Non-GAAP measure; refer to Appendix A – Information Regarding Non-GAAP Financial Measures

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o	Both acquisitions grew households-served in the first quarter following their close, significantly exceeding expectations in both markets. Seven percent household growth in our Orlando franchise beat already-impressive household growth rates attained in our legacy markets.
o	Cross-sell in both Orlando and Palm Beach County outpaced already-strong cross-sell results in our overall franchise, further building value from our acquisitions.
o	Looking ahead, we anticipate further gains upon the successful integration of Floridian Financial Group, Inc. and BMO Harris’ Bank’s Orlando banking operations during the first half of 2016.

•	At the same time, we’ve maintained prudent concentration limits and granularity in our loan portfolio. Our top ten loan relationships represent 31% of total risk-based capital, down by over 40% since 2011; average commercial loan size decreased 43% since 2011.

Our methodical transformation continues with clear evidence of success and significant implications.

•	Digital connectivity and big data are disrupting all industries, including community banking, ushering in the age of the consumer. Consumers are better informed and expect companies to revolve around them, not the other way around. Thus, convenience has been fundamentally redefined, to the benefit of banks that take advantage of transformational opportunities.
•	We recognized the implications early and, through efforts aimed at providing digital/electronic delivery to customers and through development of industry-leading technology and analytics, we have begun to drive growth and reduce costs.
o	Today more than 70% of everything being done at a Seacoast branch can be accomplished by mobile phone or ATM. We have invested in our 24/7 call center, ATMs, ATM capabilities and use of mobile, while consolidating our high fixed-cost branch network.
o	Over 26% of consumer accounts are using Seacoast’s mobile app, following its launch only two years ago.
o	More than 30% of all physical checks are deposited outside the branch as of February 2016, up from 22 percent in February 2015, driven by steady adoption of mobile check deposit along with our ATM network.
o	Digitally-enabled, data-driven cross-sell has propelled consumer loan growth up nearly 50%, with approximately one-quarter of all consumer sales now taking place outside of the branch.
o	Cross-sell of new deposit accounts to existing customers is up 27%, with over 15% of these sales taking place outside of the branch.
o	Cross-selling of small business loans is up nearly 190 percent year over year, reflecting our focus on growing our small business portfolio.
o	Since 2012, our deposits have increased 62 percent while our branch network has grown by less than 20 percent.

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o	67% of our customers with online access use their mobile devices to access their Seacoast accounts, up from 49 percent in the first quarter of 2014. This compares to only 44 percent for peer community banks and 48 percent for big banks.

The Florida Economy continues to provide tailwinds for our franchise.

•	ADP’s Employment Report indicated that Florida accounted for 9.4% of job growth nationally in February 2016 with just 6.3% of the nation’s population, outperforming the rest of the country by 49%.
•	Orlando led the nation in job growth in 2015.
•	Comerica Bank's Comerica Economic Insights report dated January 5, 2016 stated, "Our Florida Economic Activity Index increased again in October, for the 19th consecutive month. Most components of the index were positive in October. … The Florida economy is firmly re-established as a growth leader for the U.S.”

Our engaged employee base is a tremendous asset.

•	In our most recent engagement survey, 80 percent of employees said they are extremely satisfied to work for Seacoast. This compares to a global average of 72 percent, according to IBM research.
•	We were honored that our employees voted us a “2015 Best Places to Work in Central Florida” through the Orlando Business Journal survey.
•	Numerous studies link employee engagement to positive outcomes in service, sales, quality, retention, profit and total shareholder returns.[2]

And our focus on customers is what makes us special.

•	90 years of experience has firmly established our brand and allowed us to hone our convenience service model.

•	Our customer satisfactions scores remain high, with 70 percent of our customers rating us a 9 or 10. Further, more than three-fourths of customers say they have recommended Seacoast to a friend.

2 Forbes, September 4, 2012

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•	Gallup indicates that “a customer who is fully engaged represents an average 23% premium in terms of share of wallet, profitability, revenue, and relationship growth compared with the average customer. In stark contrast, an actively disengaged customer represents a 13% discount in those same measures.” [3]

We are equipped with a unique business model that combines engaged employees and customers, a brand built through years of service to our customers and constituents, and technology that allows us to understand our customers and meet their wants and needs through the delivery channel they choose. We have begun to grow revenues and bring down costs as a result, while continuing to invest in those areas that will transform our company, positioning us to meet the needs of not only today’s, but tomorrow’s, customers.

We recognize that we are early in this investment and transformation, and we have started to see the success this transformation can bring to our top and bottom line results. Shareholder return figures lead us to believe that you, our shareholders, also recognize our performance trends and the opportunity our strategic direction can provide. We look forward to continuing to serve our shareholders, customers and communities in 2016 and beyond.

3 Gallup Business Journal, July 22, 2014

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Executive Compensation Program Highlights

The Compensation and Governance Committee (“CGC”) took a number of actions in 2015 to better align our compensation strategies with the needs of our evolving business strategy, our commitment to good governance and effective risk management practices, and our efforts to generate superior returns for our long-term shareholders. These actions enhanced and increased the pay-for-performance emphasis of our executive compensation programs and, ultimately, the alignment of management with shareholder interests. Significant value only will be realized if we exceed our long-term performance expectations and deliver meaningful value creation for our shareholders.

Seacoast CEO FY15 Total Direct Compensation vs. Core Bank Peer Composite CEOs

Our executive compensation strategy strongly aligns our CEO and other executives with long-term shareholder interests.

•	Base salary is the sole form of fixed compensation. For our CEO, base salary represents less than one-half (47%) of pay.

•	Variable or “at risk” pay approximates or exceeds greater than one-half of the pay for our named executive officers. For our CEO, short-term incentive cash represented less than 10% of his total direct compensation for FY15.

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•	The majority of our variable pay opportunity is delivered as performance-based stock that only can be earned if we attain or exceed minimal levels of acceptable financial or market-based goals, as approved by the CGC.

•	Performance-based stock is our primary form of incentive compensation, ensuring that pay outcomes closely align with shareholder returns.

•	Seacoast issues two types of performance-based stock awards:

o	Performance Share Units (PSUs) settled in shares and earned for four-year Cumulative Net Operating Income and four-year average Return on Average Tangible Common Equity, rewarding management for quality earnings growth.

o	Performance Stock Options that require the price per share of Seacoast’s common stock to attain 120% of the exercise price before options begin to vest at a rate of 1/48 per month.

o	Each type of award is subject to a risk-based vesting condition and an additional 12-month holding requirement.

Potential Program Changes for 2016

•	Introduction of individual performance scorecards for all of our executives, which among other things will include an EPS performance goal of $1.00. Failure to attain this goal could result in a material reduction in the incentive cash bonus to be paid and the target value of equity to be granted in early 2017 for FY16 performance.

•	Replacement of Cumulative Net Operating Income in our PSU program with a multi-year EPS goal. The CGC is considering this change given investor preferences and the clarity EPS provides in evaluating our financial performance and how it is attained.

Please refer to the Compensation Discussion and Analysis and The Executive Compensation Tables in this proxy statement for additional details.

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Summary of Voting Matters and Board Recommendations

Item	Proposal	Board Voting Recommendation	Vote Required
1	Re-Election of Five Class II Directors	FOR ALL	Plurality vote*
2	Ratification of Appointment of Crowe Horwath LLP as Independent Auditor for 2016	FOR	Affirmative vote of a majority of votes cast
3	Advisory (Non-binding) Vote on Executive Compensation (Say on Pay)	FOR	Affirmative vote of a majority of votes cast

* More fully described in Proposal 1 - Election of Directors, Manner of Voting Proxies

Our Director Nominees

You are being asked to, among other things, re-elect five Class II directors of Seacoast. All of the nominees are presently directors of Seacoast and also serve as members of the board of directors of Seacoast’s principal banking subsidiary, Seacoast National Bank (the “Bank”). If elected, each director nominee will serve a three year term expiring at the 2019 Annual Meeting and until their successors have been elected and qualified. Detailed information about each nominee’s background, skills and expertise can be found in Proposal I – Election of Directors.

Name	Age	Director Since	Current Occupation	Independent	No. of Other Public Boards
Dennis J. Arczynski	64	2013	Risk management, corporate governance, regulatory affairs and banking consultant	✔	0
Maryann Goebel	65	2014	Independent IT management consultant	✔	0
Roger O. Goldman	71	2012	Lead director, American Express Bank FSB; President & managing partner, Berkshire Opportunity Fund	✔	0
Dennis S. Hudson, Jr.	88	1983	Retired Chairman of Company and Bank		0
Thomas E. Rossin	82	2004	Practicing attorney and management chairman, St. John, Rossin & Burr, PLLC	✔	0

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Board and Governance Highlights

INFORMATION ABOUT OUR CURRENT BOARD COMMITTEE MEMBERSHIP AND 2015 COMMITTEE MEETINGS

Director Name	Audit		Compensation & Governance		Enterprise Risk Management
Dennis J. Arczynski (1)	X				X	(2)
Stephen Bohner (1)					X
Jacqueline L. Bradley (1)
T. Michael Crook					X
H. Gilbert Culbreth, Jr. (1)			X	(2)
Julie H. Daum (1)			X
Christopher E. Fogal (1)	X	(2)
Maryann Goebel (1)	X		X	(3)	X
Roger O. Goldman (1) (4)
Dennis S. Hudson, Jr.					X
Dennis S. Hudson, III
Thomas E. Rossin (1)					X
TOTAL MEETINGS HELD	8		10		7

(1)	Independent Director
(2)	Committee Chairman
(3)	Effective March 22, 2016
(4)	Independent Lead Director who serves as an ex-officio (non-voting) member of all committees

Director Attendance: All directors attended over 75 percent or more of the meetings of the board and board committees on which they served in 2015.

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Board Composition

Over the past three years, we have recruited new talent to our board to increase diversity of thought and experience and better align overall board capability with our strategic focus. Our Chairman/CEO and our Lead Director have focused considerable attention on board development over the past four years, during which time we have added five new directors with skill sets needed to help navigate the changing environment impacting our business. As a result, our overall board composition has been significantly altered across a number of important aspects creating a vibrant board culture and unrelenting focus on creating shareholder value over the long term.

In addition, on March 23, 2016, we announced the selection of two new highly qualified individuals who we intend to appoint to our Board in 2016:

•	Herbert Lurie, Senior Advisor, Guggenheim Securities

•	Timothy Huval, Senior Vice President, Chief Human Resources Officer, Humana

We expect to appoint Mr. Lurie as a director at our April 2016 board meeting, and expect to appoint Mr. Huval as a director at a board meeting to be held after mid-year.

Below is a graphic illustration of the changes in our Board over the past three years and additions in 2016:

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Currently, our board has the following characteristics:

Seacoast Policy: Ensure a balanced mix of directors with deep knowledge of Seacoast and its markets, as well as new members with fresh perspectives	Seacoast Policy: Build a diverse board with experience aligned with our strategic mission

Since 2013, we have managed the Board talent pipeline and:

•	added three women to our Board,
•	added expertise in the areas of regulatory matters, risk management, talent acquisition, corporate governance and technology, and
•	transitioned three retiring long-tenured directors.

As a result, we have reduced the average tenure of our non-executive directors from 13.7 years to 10.1 years and decreased the average age by nearly 4 years.

Upon appointment of the two new Board members in 2016, we will:

•	have additional expertise in the areas of talent acquisition, credit management, strategic planning and investment banking, and
•	further lower the average tenure of our non-executive directors to 8.5 years.

Our Board is committed to identifying, appointing and developing directors who reflect the diverse profiles of our existing and prospective customers and who can add significant value to its efforts to oversee Seacoast on behalf of our shareholders. Constructing an effective Board and positioning it for success are key objectives for Seacoast. Under Mr. Goldman’s guidance, we have made significant progress in expanding the experience of the Board. These outcomes have increased overall Board effectiveness while increasing its agility and the velocity of decision making, which are critical inputs in the governance process given the need to outpace our competitors. Under Mr. Goldman’s leadership, the Board is well-positioned to fulfill its duties to our shareholders and meet the evolving needs of Seacoast.

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corporate governance at seacoast

Our Corporate Governance Framework

Board Independence	• 9 of our 12 directors are independent. • Our CEO is the only member of management who serves as a director.
Board Refreshment & Diversity

•  We seek a board that, considered as a group, will possess a diversity of experience, which may, at any one or more times, include differences with respect to personal, educational or professional experience, gender, ethnicity, national origin, geographic representation, community involvement and age.

•  We have a mix of new and longer tenured directors to help ensure fresh perspectives as well as continuity and experience. The average tenure of our non-management directors is10.1 years.

•  We added five new directors to our board since 2012, including three women.

Board Committees

•  We have three standing board committees—Audit; Compensation and Governance (“CGC”); and Enterprise Risk Management.

•  The Audit Committee and CGC consist entirely of independent, non-management directors.

•  Chairs of the committees shape the agenda and information presented to their committees.

Strong Independent Lead Director

•  Our independent directors elect an independent lead director.

•  Our independent lead director chairs regularly scheduled executive sessions, without management present, at which directors can discuss management performance, succession planning, board information needs, board effectiveness or any other matter.

•   Our lead independent director strongly influences our strategy and direction, and facilitates our annual strategic planning sessions.

Board Oversight of Strategy & Risk

•  Our Board has ultimate oversight responsibility for strategy and risk management.

•  Our Board directly advises management on development and execution of the company’s strategy through an annual two-day off-site meeting and provides oversight through regular updates

•  Through an integrated enterprise risk management process, key risks are reviewed and evaluated by the Enterprise Risk Management Committee (“ERMC”) before they are reviewed by the Board.

•  The ERMC oversees the integration of risk management at Seacoast, monitors the risk framework, and makes recommendations to the Board regarding the Company’s risk appetite.

•  The Audit Committee oversees the Company’s financial risk management process.

•  The CGC oversees risks and exposures related to the Company’s corporate governance, director succession planning, and compensation practices to ensure that they do not encourage imprudent or excessive risk-taking.

•  The CGC assists the Board with its leadership assessment and succession planning with respect to the position of CEO.

Accountability

• We have a plurality vote standard for the election of directors, with a director resignation policy for uncontested elections.

•  Each common share is entitled to one vote.

•  We have a process by which all shareholders may communicate with our Board, a Board committee or non-management directors as a group, or other individual directors.

Director Stock Ownership	• A personal holding of three times the annual retainer is recommended for each director, to be acquired within five years of joining the Board.
Succession Planning	• CEO and management succession planning is one of the Board’s highest priorities. Our Board ensures that appropriate attention is given to identifying and developing talented leaders.
Board Effectiveness

•  Our board strives to continually improve its effectiveness.

•  The board meets in a director-only session prior to each regular meeting to discuss the company’s business condition. Each regular meeting is followed by an executive session of non-management directors led by the lead independent director.

•  The board and its independent committees annually evaluate their performance.

Open Commun-ication

•  Our board receives regular updates from line of business leaders regarding their area of expertise.

•  Our directors have access to all management and employees on a confidential basis.

•  Our board and its committees are authorized to hire outside consultants at their discretion and at the company’s expense.

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Our goal is to maintain a corporate governance framework that supports an engaged, independent board with diverse perspectives and judgment that is committed to representing the long-term interests of our shareholders. We believe our directors should possess the highest personal and professional standards for ethics, integrity and values, as well as practical wisdom and mature judgment. Therefore, our Board, with the assistance of management and the CGC, regularly reviews our corporate governance principles and practices.

Corporate Governance Principles and Practices

Governance Policies

Important elements of our corporate governance framework are our governance policies, which include:

•	our Corporate Governance Guidelines

•	our Code of Conduct (applicable to all directors, officers and employees)

•	our Code of Ethics for Financial Professionals (applicable to the Company’s chief executive officer and its chief financial officer)

•	charters for each of our Board Committees

You may view these and other corporate governance documents at our investor relations website located at www.seacoastbanking.com, or request a copy, without charge, upon written request to Seacoast Banking Corporation of Florida, c/o Corporate Secretary, 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995.

Board Independence

Our governance principles provide that a substantial majority of our directors will meet the criteria for independence required by Nasdaq. Currently, 75 percent of our board meets our criteria for independence.

The Company’s Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Nasdaq requires that a majority of the Company’s directors be “independent,” as defined by the Nasdaq’s rules. Generally, a director does not qualify as an independent director if the director (or, in some cases, a member of the director’s immediate family) has, or in the past three years had, certain relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board of Directors has determined that a majority of the Company’s directors are independent directors under the Nasdaq rules. The Company’s current independent directors are: Dennis J. Arczynski, Stephen E. Bohner, Jacqueline L. Bradley, H. Gilbert Culbreth, Jr., Julie H. Daum, Christopher E. Fogal, Maryann Goebel, Roger O. Goldman and Thomas E. Rossin.

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Board Leadership Structure

Board leadership is provided through: 1) a combined Chairman and CEO role, 2) a clearly defined and substantial lead independent director role, 3) active committees and committee chairs, and 4) talented directors who are committed and independent-minded. At this time, the Board believes this governance structure is appropriate and best serves the interests of our shareholders.

Chairman and CEO Roles

The Board of Directors periodically assesses who should serve as Chairman and as Chief Executive Officer, and whether the offices should be combined or separate, with appropriate consideration of current facts and circumstances.

The Company’s current Chief Executive Officer, Dennis S. Hudson, III, also serves as the Chairman of the Board of Directors. He has held the post of Chief Executive Officer for the past 18 years, Chairman for the past 11 years, President for the eight years prior to being named Chairman, and has also served as Chief Executive Officer of the Bank for the past 23 years. During this time, Mr. Hudson has led the Company through its growth from a local community bank to an institution with nearly $4 billion in assets and 53 full-service branches and five commercial banking centers in 15 counties today. In light of Mr. Hudson’s significant leadership tenure with the organization, his breadth of knowledge of the Company and his relationship with the institutional investor community, as well as the efficiencies, accountability, unified leadership and cohesive corporate culture that this structure provides, the Board of Directors believes it is appropriate that he serve as both Chief Executive Officer and Chairman.

Independent Lead Director

To further strengthen our corporate governance environment, our independent directors select a lead director from the independent directors if the positions of Chairman and Chief Executive Officer are held by the same person or if the Chairman of the Board is not an independent director. The role of our Lead Independent Director is described in our Corporate Governance Guidelines and in the table at the end of this section.

Our current Lead Director is Mr. Roger Goldman. He has served in this capacity since 2012. Mr. Goldman’s experience includes a number of high profile leadership assignments at or on behalf of shareholders or other constituent groups at organizations significantly larger than Seacoast. The depth and breadth of his experience and his willingness and capacity to dedicate a significant portion of his time on behalf of the Board and our shareholders are key inputs in our transformative efforts. We aspire to be a significantly larger organization. Our ability to attain our aspirations depends heavily on our success in developing and implementing innovative products and services that are easily accessible, secure, and that make a meaningful difference to our customers. His vision for our future and his “operator” level understanding of the required strategies, investments, talent needs, capabilities, infrastructure and the associated risks provide our Board with an independent and objective perspective on management’s ability to succeed. Mr. Goldman’s services are in demand by companies or opportunities that are beyond Seacoast’s traditional competitive frame for director talent. The Board hopes our shareholders share our view that we are fortunate to have him serving in the capacity of our Lead Director.

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Mr. Goldman’s affiliation with Seacoast enhances our reputation within the industry, improves the performance and effectiveness of the Board, and enhances our exposure with the investment community. He is uniquely suited to lead the Board during the normal course of business and in its day-to-day interactions with and oversight of management.

In addition to Mr. Goldman’s efforts to ensure an effective and results-oriented Board, he engages on the Board’s behalf with management and employees across the Company. Frequent active, independent, and effective engagement provides the credible challenge necessary for the Board of Directors to make informed decisions on our business and risk strategies. He also is well-positioned to assess our executive and managerial talent, succession readiness plans, and leadership development efforts, which are key to our success. Finally, his accessibility and high level of visibility within the Company provides employees with ongoing opportunities to raise issues or concerns free from management’s direct influence. Mr. Goldman provides a wide array of highly valuable services to Seacoast. We believe the associated replacement costs if he were to step down from the Lead Director role are significantly greater than what we would incur to engage the skill levels and experience necessary to replicate the services he provides to the Board and our shareholders.

Mr. Goldman devotes significant time to serving as our Lead Director. While the structure of his role and scope of responsibilities are significantly greater than most other US companies, we view his contributions and level of commitment as material to the Company’s success and its ongoing safety and soundness. In order to induce Mr. Goldman to accept the role of Lead Director and ensure that he is paid appropriately for his contributions and time and aligned with shareholder interests, the Board of Directors approved a compensation package that is discussed below in the “Director Compensation” section under “Lead Director Compensation and Agreement”.

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BOARD LEADERSHIP STRUCTURE - DEFINITION OF ROLES

Lead Independent Director Role	Chair/CEO Role
Full Board Meetings

•    Participates in Board meetings like every other Director

•    Acts as Chairperson of the Board in situations where the Chairperson/ CEO is unable to serve in that capacity, including chairing meetings of the Board in the absence of the Chairperson/CEO

• Has the authority to request meetings of the Board of Directors and drafts the agenda for each meeting • Chairs board meetings and annual meeting of shareholders
Executive Session Responsibilities

•    Has the authority to call meetings of the independent Directors

•    Chairs executive sessions of the non-management directors

•    Sets the agenda for executive sessions

•    Meets separately with the Chair/CEO after executive sessions to review the matters discussed during the executive sessions

• Receives full feedback from Lead Independent Director on the matters discussed in executive sessions and required follow-up
Board Communications Responsibilities

•    Facilitates communication among the non-management Directors on key issues and concerns outside of board meetings

•    Serves as the principal, but non-exclusive, liaison and intermediary between the CEO and the Independent Directors regarding views, concerns, and issues of the Independent Directors

•    Functions as a resource to the CEO on board issues and other matters affecting the Company

• Communicates with all Directors on key issues and concerns outside of board meetings • Expected to inform the Lead Independent Director of all significant issues facing the Company
Board Agenda and Information Responsibilities
• Collaborates with the Chair/CEO to set the board agenda and communicate board information • Seeks agenda input from other Directors	• Drafts the Board agenda and works with Lead Independent Director to ensure that Board agendas and information is provided to the Board so it can fulfill its duties
External Stakeholder Responsibilities
• Reviews responses to direct shareholder communications with the Board • If requested by major shareholder or the CEO, is available for consultation and direct communication	• Represents the organization and interacts with external stakeholders and employees

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Lead Independent Director Role	Chair/CEO Role
Strategy and Execution Responsibilities
• Collaborates with the Board and the CEO to establish and support appropriate short term and long term strategies, objectives, goals, and programs that support sustainable growth and profitability.

•    Leads the management team to establish and support the development of appropriate short term and long term strategies.

•    Leads the development of overall corporate and business unit objectives and goals.

•    Develops and implements programs, and drives overall execution to achieve desired objectives and goals.

Company Operations Responsibilities
• Has no role in managing Company operations • Officers and employees report to the CEO, not to the Lead Independent Director	• Leads Company operations • Officers and employees report to the CEO

Non-Management Executive Sessions

In order to give a significant voice to our non-management directors, our corporate governance guidelines provide for executive sessions of our non-management and independent directors. Our board believes this is an important governance practice that enables the board to discuss matters (such as strategy, CEO and management performance, succession planning and board effectiveness) without management present.

Our non-management directors generally meet in executive session following each regularly scheduled board meeting. Our independent directors meet separately from the other directors in regularly scheduled executive sessions at least twice annually, and at such other times as may be deemed appropriate by the Company’s independent directors. Our Lead Independent Director presides at all executive sessions of the independent directors and non-management directors, and sets the agenda for such executive sessions. Any independent director may call an executive session of independent directors at any time. The independent directors met seven times in executive session in 2015. Interested parties, including the Company’s shareholders, may communicate directly with non-management directors by sending written communications to Non-Management Directors, c/o Corporate Secretary, Seacoast Banking Corporation of Florida, 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995.

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Committee Structure & Other Matters

Oversight is also provided through the extensive work of the Board’s committees – Audit; Compensation and Governance (“CGC”); and Enterprise Risk Management Committee – in key areas such as financial reporting, internal controls, compliance, corporate governance, succession planning, compensation programs and risk management. The Audit Committee and the CGC consist entirely of independent, non-management directors.

In addition, at the end of each year, the Board and each of its committees review a schedule of agenda topics to be considered in the coming year. Each Board and committee member may raise subjects that are not on the agenda at any meeting and suggest items for inclusion in future agendas.

The Company believes that the foregoing structure, policies, and practices, when combined with the Company’s other governance policies and procedures, provide appropriate opportunities for oversight, discussion, evaluation of decisions and direction from the Board of Directors.

Shareholder Engagement

We engage with our shareholders to ensure that the Board and management are aware of and address issues of importance to our investors. We regularly meet with various institutional shareholders and welcome feedback from other shareholders which is considered by the Board or appropriate Board committee.

The Company’s Corporate Governance Guidelines provide for a process by which shareholders may communicate with the Board, a Board committee or the non-management directors as a group, or other individual directors. Shareholders who wish to communicate with the Board of Directors, a Board committee, the Lead Director or any other directors or an individual director may do so by sending written communications addressed to the Board of Directors of Seacoast Banking Corporation of Florida, a Board committee or such group of directors or individual director, c/o Corporate Secretary, Seacoast Banking Corporation of Florida, 815 Colorado Avenue, P.O. Box, 9012, Stuart, Florida 34995. All communications will be compiled by the Company’s Secretary and submitted to the Board of Directors, a committee of the Board of Directors or the appropriate group of directors or individual director, as appropriate, at the next regular meeting of the Board.

Shareholder Feedback/Results of Shareholder Advisory Vote on Executive Compensation

Since 2009 the Company has annually included in its proxy a separate advisory vote on the compensation paid to its executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related proxy disclosure, commonly known as a “say-on-pay” proposal. Our say-on-pay proposals have received a high level of support from shareholders every year since 2009. At the 2015 Annual Meeting, 94.8 percent of shareholder votes cast on the say-on-pay proposal were in favor of our executive compensation program.

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The Company and the CGC considered the results of the say-on-pay vote, feedback from large shareholders, and other factors in assessing Seacoast’s executive compensation programs. As further discussed in this proxy statement, these other factors include: 1) the alignment of our compensation program with the long-term interests of our shareholders, 2) the evolution of our business strategy with emerging opportunities and in fulfilling customer demand for innovative products and services, and 3) the relationship between risk-taking and the incentive compensation provided to our executives. After considering these factors, the CGC restructured our executive compensation plan to place greater emphasis on long-term performance and profitability based on emerging opportunities.

The Committee will continue to monitor best practices, future advisory votes on executive compensation and other shareholder feedback to guide it in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its shareholders.

Management Succession Planning and Development

Our Board understands that a strong succession framework reduces risk to the organization and therefore ensures that appropriate attention is given to identifying and developing talented leaders. Therefore, we have robust management succession and development plan which is reviewed and updated annually.

The Board maintains oversight responsibility for planning for succession with respect to the position of CEO and monitoring and advising on management’s succession planning for other executive officers. The Board’s goal is to have a long-term and continuing program for effective senior leadership development and succession. The Board also has short-term contingency plans in place for emergency and unexpected occurrences, such as the sudden departure, death, or disability of the CEO or other executive officers.

The CGC, working with the CEO, annually evaluates succession planning at the senior levels of management and reports the results of such evaluation to the Board, along with recommendations on management development and succession planning. The updated succession plan is reviewed and approved by the Board to ensure that competencies are in alignment with the strategic plan. The annual review of the CEO succession planning process includes a review of specific individuals identified as active CEO succession candidates, and each of those individuals is reviewed with respect to progress in his or her current job position and progress toward meeting his or her defined leadership development plan. The Company’s CEO and senior management are similarly responsible for supporting “next generation” leadership development by: identifying core talent, skills and capabilities of future leaders within the Company; assessing the individuals against leadership capabilities; identifying talent and skill gaps and development needs; assisting with internal candidate development; and identifying significant external hire needs.

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The Board and individual Board members may meet with, advise and assist CEO succession candidates and become familiar with other senior and future leaders in the Company. Directors are encouraged to become sufficiently familiar with the Company’s executive officers to be able to provide perspective on the experience, capabilities and performance of potential CEO candidates. The Board urges senior management, as well as other members of management who have future leadership potential within the Company, to attend and present at Board meetings so that each can be given appropriate exposure to the Board. The Board may contact and meet with any employee of the Company at any time, and are encouraged to make site visits, to meet with management, and to attend Company, industry and other events.

Executive Officers

Executive officers are appointed annually at the organizational meeting of the respective Boards of Directors of Seacoast and the Bank following the annual meeting of Company shareholders, to serve until the next annual meeting and until successors are chosen and qualified.

Management Stock Ownership

As of the Record Date, based on available information, all directors, director nominees and executive officers of Seacoast as a group (17 persons) beneficially owned approximately 1,066,731 outstanding shares of Common Stock, constituting 2.8 percent of the total number of shares of Common Stock outstanding at that date. In addition, as of the Record Date, various subsidiaries of Seacoast, as fiduciaries, custodians, and agents, had sole or shared voting power over 47,326 outstanding shares, or 0.1 percent of the outstanding shares, of Seacoast Common Stock, including shares held as trustee or agent of various Seacoast employee benefit and stock purchase plans.

Director Nomination Process

The CGC serves as the nominating committee of the Company. The Committee annually reviews and makes recommendations to the full Board of Directors regarding the composition and size of the Board of Directors and its committees, and if determined necessary, recommends potential candidates to the Board for nomination for election to the Board. The goal is to ensure that the Board of Directors consists of a diverse group of members with the proper expertise, skills, personal attributes and professional backgrounds who, individually and collectively, are appropriate to achieve the Company’s strategic vision and business objectives, and best serve the Company’s and shareholders’ long-term interests.

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As part of the assessment process, the CGC evaluates whether the addition of a director or directors with particular attributes, experience, or skill sets could enhance the Board’s effectiveness. The Committee identifies director candidates through business, civic and legal contacts, and may consult with other directors and senior officers. The Committee may also hire a search firm to assist it to identify, evaluate and conduct due diligence on potential director candidates. Once a candidate has been identified, the Committee confirms that the candidate meets the minimum qualifications for director nominees, and gathers information about the candidate through interviews, questionnaires, background checks, or any other means that the Committee deems to be helpful in the evaluation process. Director candidates are interviewed by the Chairman of the CGC and at least one other member of the committee. Each member of the committee participates in the review and discussion of director candidates. Where appropriate, directors who are not on the Committee are encouraged to meet with and evaluate the suitability of potential candidates. The Committee then evaluates the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board, and recommends nominees to the Board. The full Board formally nominates candidates for director to be included in the slate of directors presented for shareholder vote based upon the recommendations of the CGC following this process.

Given the evolving needs and business strategy of the Company, the CGC believes that the Board of Directors as a whole should have diversity of thought and experience, which may, at any one or more times, include differences with respect to personal, educational or professional experience, gender, ethnicity, national origin, geographic representation, community involvement and age. However, the CGC does not assign specific weights to any particular criteria. Its goal is to identify nominees that, considered as a group, will possess the talents and characteristics necessary for the Board of Directors to fulfill its responsibilities. In addition, each director must have the qualifications, if any, set forth in the Company’s Bylaws, as well as the personal characteristics and core competencies described below as our Director Eligibility Guidelines:

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Director Eligibility Guidelines
Personal Characteristics	Core Competencies

•    the highest ethical character

•    a personal and professional reputation consistent with the values of the Company as reflected in its Code of Conduct

•    the ability to exercise sound business judgment

•    a willingness to listen to differing points of view and work in a mutually respectful manner

•    the absence of any real or perceived conflict of interest that would impair the director’s ability to act in the interest of shareholders

•    substantial business or professional experience and be able to offer meaningful advice and guidance to the Company’s management based on that experience

•    professional achievement through service as a principal executive of a major company, partner in a law or accounting firm, successful entrepreneur, a prominent academic or similar position of significant responsibility

The Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, such as:

•	an understanding of and experience in the financial services industry, as well as accounting, finance, legal, real estate, corporate governance and technology expertise;

•	leadership experience with public companies or other major organizations, as well as civic and community relationships;

•	availability and commitment to carry out the responsibilities as a director;

•	knowledge, experience and skills that enhance the mix of the Board’s core competencies and provide a different perspective; and

•	qualification as an independent director.

In addition to nominations by the Committee, any Company shareholder entitled to vote generally on the election of directors may recommend a candidate for nomination as a director by providing advance notice of such proposed nomination to the Corporate Secretary at the Company’s principal offices. The written submission must comply with the applicable provision in the Company’s Articles of Incorporation. To be considered, recommendations with respect to an election of directors to be held at an annual meeting must be received not less than 60 days nor more than 90 days prior to the anniversary of the Company’s last annual meeting of shareholders (or, if the date of the annual meeting is changed by more than 20 days from such anniversary date, within 10 days after the date that the Company mails or otherwise gives notice of the date of the annual meeting to shareholders), and recommendations with respect to an election of directors to be held at a special meeting called for that purpose must be received by the 10th day following the date on which notice of the special meeting was first mailed to shareholders. Recommendations meeting these requirements will be brought to the attention of the Company’s CGC. Candidates for director recommended by shareholders in compliance with these provisions and who satisfy the Director Eligibility Guidelines will be afforded the same consideration as candidates for director identified by Company directors, executive officers or search firms, if any, employed by the Company. In 2015, there were no shareholder nominee recommendations received.

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Board Evaluation Process

Annually, our board and each committee evaluate their performance, along with processes and structure, to identify areas for enhancement. The process is described below.

Element	Description
Corporate Governance Review	The Compensation & Governance Committee reviews corporate governance principles with consideration given to generally accepted practices and feedback from investor advocacy groups and make recommendations for board changes. This Committee also oversees the process for annual board evaluations.
Annual Board & Committee Self-Evaluations	The Board and committee evaluations for 2015 were conducted through a questionnaire completed by each director or committee member.
Summary and Review	The Chief Human Resources Officer compiled and summarized the responses, including comments, which are then reviewed by Lead Director Goldman or the committee chairs, as applicable. The Lead Director discussed the individual results of the Board evaluation with each director, and presented summary results to the Board. The committee chairs discussed the results with their respective committees and the full Board.
Actions	As a result of the Board evaluation process, the Board conducted a rigorous search and assessment of potential new director candidates with experience determined during this process as important to achieving our strategic mission, resulting in the selection of Timothy Huval and Herbert Lurie as future new additions to the Company’s Board.

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Board Meetings and Board Committees

Board Meeting Attendance

The Board of Directors held five regular meetings, two special meetings, and one joint strategic planning meeting with the Bank’s board of directors during 2015. All of the directors attended at least 75 percent of the total number of meetings of the Board of Directors and committees on which they served.

Annual Meeting Attendance

Nine of the 14 then-incumbent Directors attended the Company’s 2015 annual shareholders’ meeting. The Company encourages all of its directors to attend its shareholders’ meetings but understands that situations may arise that prevent such attendance.

Board Committees

The Company’s Board of Directors has three standing permanent committees: the Audit Committee, the CGC, and the Enterprise Risk Management Committee. These committees serve the same functions for the Company and the Bank. The current composition of each Company committee is set forth in the table under Proxy Summary - Board and Governance Highlights.

Each committee has a charter specifying such committee’s responsibilities and duties. The Company hereby certifies that the CGC charter, which also details the Company’s nomination process, is reviewed annually. The Company also certifies that the Audit Committee charter is reviewed annually. These charters are available on the Company’s website at www.seacoastbanking.com or upon written request to c/o Corporate Secretary, Seacoast Banking Corporation of Florida, 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995.

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Audit Committee

Members:	Christopher E. Fogal (Chair), Dennis J. Arczynski and Maryann Goebel
Responsibilities:	As set forth in the Audit Committee charter, as adopted by the full Board of Directors, this committee:

•     Reviews Seacoast’s and its subsidiaries’ financial statements and internal accounting controls, and reviews reports of regulatory authorities and determining that all audits and examinations required by law are performed;

•     Appoints the independent auditors, reviews their audit plan, and reviews with the independent auditors the results of the audit and management’s response thereto;

•     Reviews the adequacy of the internal audit budget and personnel, the internal audit plan and schedule, and results of audits performed by the internal audit staff and those outsourced to a third party;

•   Oversees the audit function and appraises the effectiveness of internal and external audit efforts;

•   Reviews the procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and changes to the Company’s Code of Conduct, and approves related party transactions;

•   Periodically reports its findings to the Board of Directors; and

•   Is comprised of members who have not participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the last three fiscal years.

# of Meetings:	This committee held eight meetings in 2015. Following these meetings, the Audit Committee met three times in private session with our independent auditor, and three times in private session without members of management present, but with a third party accounting firm who co-sources a portion of the Company’s internal audit function.
Independence:	Our Board has determined that each member of the committee is independent under Nasdaq and SEC rules. Our Board has also determined that Mr. Fogal is an “audit committee financial expert” as defined by Item 407 of Regulation S-K.

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Compensation and Governance Committee (“CGC”)

Members:

Currently: H. Gilbert Culbreth, Jr. (Chair), Julie H. Daum and Maryann Goebel.

In 2015: H. Gilbert Culbreth, Jr. (Chair), Stephen E. Bohner, Julie H. Daum and Edwin E. Walpole, III, as well as Robert B. Goldstein until his separation from service in September 2015. Mr. Walpole retired from the Board in January 2016.

Responsibilities:	As set forth in its charter, and approved by the Board of Directors, this committee, among other things:

•  determines the compensation of the Company’s and the Bank’s key executive officers;

•  oversees the preparation of a “compensation discussion and analysis” on executive compensation and an annual compensation committee report which is included herein under “Compensation and Governance Committee Report”;

•  administers the provisions of the Company’s incentive compensation plans and other employee benefits plans;

•  identifies qualified individuals to serve as members of the boards of directors of the Company and/or the Bank;

•   recommends to the boards of directors of the Company and the Bank the director nominees for the next annual meeting of shareholders;

•   takes a leadership role in shaping corporate governance policies and practices, including recommending to the Board of Directors the corporate governance guidelines applicable to Seacoast and monitoring Seacoast’s compliance with these policies and guidelines; and

•   makes recommendations to the Board of Directors concerning management development and succession planning activities at the senior levels of management, including an appropriate successor in the event of the unexpected death, incapacity or resignation of the CEO.

The CGC has the resources and authority to discharge its responsibilities, including authority to retain and terminate any compensation consulting firms, director search firms, independent legal counsel and other compensation advisers used to assist in carrying out its responsibilities. The CGC may delegate to a subcommittee consisting of two or more members, to the extent permitted by applicable law, such of its duties and responsibilities as it deems appropriate and advisable.
# of Meetings:	This committee held ten meetings in 2015.
Independence:	Our Board of Directors has determined that each member of the committee is independent under Nasdaq and SEC rules.
CGC Interlocks and Insider Participation:	None of the current or former members of the committee is a former or current officer or employee of the company or any of its subsidiaries. None of them has any relationship with the Company requiring disclosure under this caption under the rules of the SEC.

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Enterprise Risk Management Committee (“ERMC”)

Members:	Dennis J. Arczynski (Chair), Stephen E. Bohner, T. Michael Crook, Maryann Goebel, Dennis S. Hudson, Jr. and Thomas E. Rossin
Responsibilities:	As set forth in its charter, and approved by the Board of Directors, this committee, among other things:

•   monitors the risk framework to assist the full Board of Directors in identifying, considering, and overseeing critical issues and opportunities;

•   evaluates strategic opportunities being considered by Seacoast from a risk perspective, highlights key risk considerations embedded in such strategic opportunities for the full Board, and makes recommendations on courses of action to the Board based on the ERMC’s evaluation;

•   provides oversight of the risk management monitoring and reporting functions at Seacoast to help ensure these functions are independent of business line or risk-taking processes;

•   reviews key management, systems, processes and decisions, and assesses the integrity and adequacy of the risk management function of Seacoast to help build risk assessment data into critical business systems, and reports any significant issues to the Board;

•   makes recommendations to the Board regarding the Company’s risk appetite, limits and policies and reviewing the strategic plan to help ensure it aligns with the Board-approved risk appetite; and

•   recommends to the Board the capital policy consistent with the Company’s risk appetite and reviewing the adequacy of Seacoast’s capital and its allocation to each line of business.

# of Meetings:	This committee held seven meetings in 2015.

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The Board’s Role in Strategy and Risk Oversight

The Board of Directors actively reviews our long term strategy and the plans and programs that management develops to implement our strategy. While the Board meets formally at least once every year to consider overall long term strategy, it generally reviews various elements of strategy, and our progress towards implementation, at every regular meeting. Under the leadership of Lead Director Goldman, our directors are active in our strategic planning process and exercise robust oversight and challenge to both strategy and implementation.

The Board believes that strategic risk is an exceptionally important risk element among a number of risks that the Company faces and works to ensure that this risk is appropriately managed in the context of the rapidly changing environment in which the Company and its customers operate. The Board does not believe this risk can be delegated and the Board as a whole regularly spends a significant amount of its time engaged with management and in executive session discussing our long term strategy, the effectiveness of our plans to implement and our progress against those plans.

The Board’s committees also work to ensure that we have the right alignment to support our long-term strategic direction including: (i) an active board recruitment process focused on developing or acquiring the skill, experience and attributes of both individuals and the board as a whole needed to support our strategy, (ii) ensuring an appropriate link is established between our compensation design and our long-term strategy to encourage and reward the achievement of our long-term goals and protect shareholder value by discouraging excessive risk, and (iii) ensuring that our risk management structure can effectively manage the inherent risks that underlie our strategy.

Moreover, the Board has decided that an integral part of managing strategic risk is the appointment of a strong lead director to: i) regularly engage with the CEO on an ongoing basis, ii) interact from time to time with other key members of the management and other leaders throughout the Company to examine alignment around our chosen long-term strategy, and iii) ensure that the Board’s views are considered as our strategy is further evolved through time. The Board strongly believes having an active and engaged lead director better ensures that the Board as a whole can serve as a credible challenge to management’s plans and programs and increases transparency into the fast-paced changes management is implementing.

Other types of risks that the Company faces include:

•	macro-economic risks, such as inflation, reductions in economic growth, or recession;

•	political or regulatory risks, such as restriction on access to markets;

•	event risks, such as natural disasters; and

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•	business specific risks related to financial reporting, credit, asset/liability management, market, operational execution (corporate governance, legal and regulatory compliance), and reputation.

Our Enterprise Risk Management Committee regularly accesses our overall risk profile and oversees our risk management programs which are implemented by our chief risk officer.

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Audit Committee Report

The Audit Committee is currently comprised of three directors, Christopher E. Fogal (Chair), Dennis J. Arczynski and Maryann Goebel.

The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Seacoast Banking Corporation of Florida (the “Company”) in its general oversight of the Company’s accounting, auditing and financial reporting practices. Management is primarily responsible for the Company’s financial statements, systems of internal controls and compliance with applicable legal and regulatory requirements. The Company’s independent registered public accounting firm, Crowe Horwath LLP, for the year ended December 31, 2015 is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion (pursuant to Section 404 of the Sarbanes-Oxley Act of 2002) on the effectiveness of internal control over financial reporting.

The members of the Committee are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Committee certify that the Company’s registered public accounting firm is “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Committee’s members in business, financial and accounting matters. To carry out its responsibilities, the Committee held eight meetings in 2015.

In the performance of its oversight responsibilities, the Committee has reviewed and discussed with management and Crowe Horwath LLP the audited financial statements of the Company for the year ended December 31, 2015. Management represented to the Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States and that these statements fairly present the financial condition and results of operations of the Company at the dates and for the periods described. The Committee has relied upon this representation without any independent verification, except for the work of Crowe Horwath LLP. The Committee also discussed these statements with Crowe Horwath LLP, both with and without management present, and has relied upon their reported opinion on these financial statements. The Committee’s review included discussion with Crowe Horwath LLP of the matters required to be discussed under Public Company Accounting Oversight Board standards.

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With respect to the Company’s independent registered public accounting firm, the Committee, among other things, discussed with Crowe Horwath LLP matters relating to its independence and received from Crowe Horwath LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence.

On the basis of these reviews and discussions, and subject to the limitations of its role, the Committee recommended that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

The Audit Committee:

Christopher E. Fogal, Chairman
Dennis J. Arczynski

Maryann Goebel

March 22, 2016

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OWNERSHIP OF OUR COMMON SHARES

The tables below provide information regarding the beneficial ownership of our Common Stock as of March 23, 2016 (the Record Date) by:

•	each of the Company’s directors;
•	each of the executive officers named in the Summary Compensation Table;
•	all current directors and executive officers as a group; and
•	each beneficial owner of more than 5%.

As of March 23, 2016, 37,916,985 shares of Common Stock were outstanding. Beneficial ownership is determined in accordance with SEC rules and regulations. Unless otherwise indicated, and subject to community property laws where applicable, the Company believes that each of the shareholders named in the tables below has sole voting and investment power with respect to the shares indicated as beneficially owned. Some of the information in the tables is based on information included in filings made by the beneficial owners with the SEC.

Principal Shareholders (5% Owners Exclusive of Directors and Officers)

The following table sets forth information regarding the number and percentage of shares of Common Stock held by all persons and entities known by the Company to beneficially own 5% or more of the Company’s outstanding Common Stock. The information regarding beneficial ownership of Common Stock by the entity identified below is included in reliance on a report filed by the entity with the SEC, except that the percentage is based upon the Company’s calculations made in reliance upon the number of shares reported to be beneficially owned by the entity in such report and the number of shares of common stock outstanding on March 23, 2016.

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Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares

Basswood Capital Management, LLC 645 Madison Avenue, 10th Floor New York, NY 10022	2,385,972(1)	6.3%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,434,886(2)	6.4%
CapGen Capital Group III LP 120 West 45th Street, Suite 1010 New York, NY 10036	7,463,141(3)	19.7%
Wellington Management Group LLP 280 Congress Street Boston, MA 02210	2,645,772(4)	7.0%

(1)	According to a Schedule 13D/A filed jointly by Basswood Capital Management, LLC, Matthew Lindenbaum, Bennett Lindenbaum, and their affiliates on March 24, 2016 with the SEC with respect to Seacoast Common Stock beneficially owned as of March 23, 2015, each reporting person has shared voting and dispositive powers with respect to the following number of shares of Seacoast Common Stock:

Reporting Person	# of Shares
Basswood Capital Management, LLC	2,385,972
Basswood Partners, LLC	345,038
Basswood Enhanced Long Short GP, LLC	1,132,342
Basswood Financial Fund, LP	94,299
Basswood Financial Fund, Inc.	33,044
Basswood Financial Long Only Fund, LP	26,271
Basswood Enhanced Long Short Fund, LP	1,132,342
Basswood Opportunity Partners, LP	224,468
Basswood Opportunity Fund, Inc.	162,564
Boulevard Direct Master, Ltd.	344,240
BCM Select Equity I Master, Ltd.	71,525
Matthew Lindenbaum	2,385,972
Bennett Lindenbaum	2,385,972

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(2)	According to a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on January 22, 2016 with the SEC with respect to Seacoast Common Stock beneficially owned as of December 31, 2015, BlackRock, Inc. has sole voting power with respect to 2,359,258 shares of Seacoast Common Stock and sole dispositive power with respect to 2,434,886 shares of Seacoast Common Stock. The Schedule 13G provides that BlackRock is a parent holding company and that the shares of Common Stock listed on the Schedule 13 are owned by various subsidiaries of BlackRock. In addition, BlackRock reported that various persons have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, these shares of Common Stock, and that no one person is known to have more than 5% of Seacoast Common Stock.

(3)	According to a Schedule 13D/A filed jointly by CapGen Capital Group III LP, (“CapGen LP”) CapGen Capital Group III LLC (“CapGen LLC”), Eugene A. Ludwig, Robert Goldstein, John W. Rose and John P. Sullivan on November 16, 2015 with the SEC with respect to Seacoast Common Stock beneficially owned by each. CapGen LLC is the sole general partner of CapGen LP, and both entities have the sole voting and dispositive power with respect to all 7,463,141 shares of Common Stock. Eugene Ludwig is the managing member of CapGen LLC and in such capacity has shared voting and dispositive power over all 7,463,141 shares of Common Stock. Messrs. Goldstein, Rose and Sullivan, along with Mr. Ludwig, are the principal members of CapGen LLC and in such capacity have shared voting and dispositive power over all 7,463,141 shares of Common Stock. According to the Schedule 13D/A, Messrs. Goldstein, Rose and Sullivan are also beneficial owners of 65,422 shares, 49,373 shares, and 9,950 shares of Seacoast Common Stock, respectively, and have sole voting and dispositive power over these shares of Common Stock.

(4)	According to a Schedule 13G/A filed jointly by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, Wellington Management Company LLP on February 16, 2016 with the SEC with respect to Seacoast Common Stock beneficially owned by each. Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP, each reported to be a parent holding company, have shared voting power with respect to 2,305,043 shares of Seacoast Common Stock and dispositive power with respect to 2,645,772 shares of Seacoast Common Stock. Wellington Management Company LLP, an investment adviser, has shared voting power with respect to 2,305,043 shares of Seacoast Common Stock and dispositive power with respect to 2,589,892 shares of Seacoast Common Stock. The Schedule 13G/A provides that the shares of Common Stock listed on the Schedule 13G/A are owned of record by clients of investment advisors owned by Wellington Management Group LLP, that these clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, these shares of Common Stock, and that none of these clients is known to have these rights or powers with respect to more than 5% of Seacoast Common Stock.

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Ownership of Directors and Executive Officers

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Dennis J. Arczynski	39,327(1)	*
Stephen E. Bohner	48,965(2)	*
Jacqueline L. Bradley	6,463(3)	*
T. Michael Crook	71,800(4)	*
H. Gilbert Culbreth, Jr.	63,149(5)	*
Julie H. Daum	27,344(6)	*
Christopher E. Fogal	26,584(7)	*
Maryann Goebel	9,222(8)	*
Roger O. Goldman	193,292(9)	*
Dennis S. Hudson, Jr.	321,206(10)	*
Dennis S. Hudson, III	391,991(11)	1.0%
Thomas E. Rossin	15,888(12)	*
Charles K. Cross, Jr.	22,885(13)	*
Stephen A. Fowle	16,855(14)	*
William R. Hahl	25,905(15)	*
David D. Houdeshell	26,415(16)	*
Charles M. Shaffer	23,123(17)	*
All directors and executive officers as a group (20 persons)	1,066,731	2.8%

* Less than 1%

(1)	Includes 1,672 shares held in a limited liability company, as to which shares Mr. Arczynski has sole voting and investment power. Also includes 9,110 shares held jointly with his wife, as to which shares Mr. Arczynski may be deemed to share both voting and investment power. Also includes 22,126 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Arczynski has no voting or dispositive power. Also includes 3,419 shares that Mr. Arczynski has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(2)	Includes 13,353 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Bohner has no voting or dispositive power. Also includes 3,419 shares that Mr. Bohner has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

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(3)	Includes 3,184 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Ms. Bradley has no voting or dispositive power. Also includes 2,279 shares that Ms. Bradley has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(4)	Includes 17,800 shares held jointly with Mr. Crook’s wife and 2,800 shares held by Mr. Crook’s wife, as to which shares Mr. Crook may be deemed to share both voting and investment power. Also includes 38,408 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Crook has no voting or dispositive power. Also includes 3,419 shares that Mr. Crook has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(5)	Includes 10,000 shares held in an IRA, 26,000 shares held in a family limited liability company, and 8,200 shares held in a family sub-S corporation, as to which shares Mr. Culbreth has sole voting and investment power. Also includes 1,000 shares held jointly with Mr. Culbreth’s children and 10,328 shares held jointly with his wife, as to which shares Mr. Culbreth may be deemed to share both voting and investment power. Also includes 5,949 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Culbreth has no voting or dispositive power.

(6)	Includes 9,006 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Ms. Daum has no voting or dispositive power. Also includes 3,419 shares that Ms. Daum has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(7)	Includes 4,490 shares held jointly with Mr. Fogal’s wife and 738 shares held by Mr. Fogal’s wife, as to which shares Mr. Fogal may be deemed to share both voting and investment power. Also includes 6,576 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Fogal has no voting or dispositive power. Also includes 3,419 shares that Mr. Fogal has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(8)	Includes 5,653 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Ms. Goebel has no voting or dispositive power. Also includes 3,419 shares that Ms. Goebel has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

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(9)	Includes 11,860 shares held in IRAs, as to which shares Mr. Goldman shares both voting and investment power with his wife. Also includes 1,200 shares held in a special needs trust of which Mr. Goldman’s wife is trustee, as to which shares Mr. Goldman may be deemed to share voting and investment power and as to which Mr. Goldman disclaims beneficial ownership. Also includes 35,908 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Goldman has no voting or dispositive power. Also includes 136,752 shares that Mr. Goldman has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(10)	Includes 224,356 shares held by Sherwood Partners, Ltd., a family limited partnership (“Sherwood Partners”), of which Mr. Hudson and his son, Dennis S. Hudson, III, are general partners, and Mr. Hudson and his children are limited partners. Mr. Hudson may be deemed to share voting and investment power with respect to such shares, but disclaims beneficial ownership, except to the extent of his 1.0% interest in Sherwood Partners. Also includes 5,949 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Hudson has no voting or dispositive power. Mr. Hudson resigned from Seacoast’s Board on May 26, 2015.

(11)	Includes 224,356 shares held by Sherwood Partners, of which Mr. Hudson and his father, Dennis S. Hudson, Jr., are general partners. Mr. Hudson may be deemed to share voting and investment power with respect to such shares with the other general partners, but disclaims beneficial ownership, except to the extent of his 35.0 percent interest in Sherwood Partners and his beneficial interest in trusts having a 53.2 percent interest in Sherwood Partners. Also includes 49,386 shares held jointly with Mr. Hudson’s wife which were pledged as security for a margin loan, as to which shares Mr. Hudson may be deemed to share voting and investment power. Also includes 30,934 shares held in the Company’s Retirement Savings Plan, and 45,212 shares that Mr. Hudson has the right to acquire by exercising options that are exercisable within 60 days after the Record Date. Also includes 280 shares held by Mr. Hudson’s wife as custodian and 20 shares held by his son, as to which shares Mr. Hudson may be deemed to share both voting and investment power and as to which Mr. Hudson disclaims beneficial ownership.

(12)	Includes 200 shares held by Mr. Rossin’s wife, as to which shares Mr. Rossin may be deemed to share both voting and investment power and as to which Mr. Rossin disclaims beneficial ownership. Also includes 5,949 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Rossin has no voting or dispositive power.

(13)	Includes 19,889 shares that Mr. Cross has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(14)	All shares held jointly with Mr. Fowle’s wife, as to which shares Mr. Fowle may be deemed to share both voting and investment power.

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(15)	Includes 10,839 shares held jointly with Mr. Hahl’s wife and 78 shares held by Mr. Hahl as custodian for his granddaughters, as to which shares Mr. Hahl may be deemed to share both voting and investment power. Also includes 2,000 shares that Mr. Hahl has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(15)	Includes 19,830 shares that Mr. Houdeshell has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(16)	Includes 705 shares held in the Company’s Retirement Savings Plan and 778 shares held in the Company’s Employee Stock Purchase Plan. Also includes 19,483 shares that Mr. Shaffer has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

2015 Performance Considerations

1.	Strong total return performance over three-year and five-year periods.

Seacoast continued its momentum in driving performance upward, through accelerated execution of our strategy. This momentum has delivered outsized results for shareholders.

2.	Strong underlying fundamentals with plenty of room for improvement.

•	Revenue grew a strong 42 percent to $142 million.

•	Net income increased 288 percent to $22.1 million from $5.7 million, while fully diluted earnings per share tripled to 66 cents from 21 cents.

3.	Our balanced growth strategy combines outsized organic growth and select strategic M&A with prudent risk management to deliver sustainable results.

4.	Our methodical transformation continues with clear evidence of success.

5.	Our people are highly engaged and committed to making Seacoast the premier community bank in the United States.

6.	The Florida Economy, recognized as a growth leader for the entire country, continues to provide tailwinds for our franchise.

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7.	We have never lost sight of the importance of our customers and our role in improving the quality and financial security of their lives through innovative and value-added services that are easily accessible, secure, and difficult to replicate.

8.	We see significant opportunities to grow the value of our franchise.

2015 Results vs. Expectations

Each year the CGC assesses management’s performance across a variety of financial and non-financial measures. In addition to financial measures, the CGC assesses our performance in terms of the safety and soundness of the Bank using risk metrics that are important to our regulators and the investment community, the development and execution of our strategic plan, progress against long-term goals, and the capabilities and contributions of our management and other key employees. Based on the CGC’s performance assessment, FY15 is viewed as a year in which the Bank exceeded expectations. This “exceeds” rating is the primary influencing factor in the CGC’s pay decisions described herein for our named executive officers.

Starting with the FY16, performance will be assessed using a new scorecard process. Financial performance will be assessed in terms of our actual earnings per share (“EPS”) as compared to our $1.00 EPS goal. This EPS component is weighted 80%. The remaining 20% is based on individual goals tied to non-financial metrics that are important to our ability to drive earnings growth and margin expansion.

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Our 2015 Named Executive Officers

Our named executive officers represent one-half of Seacoast’s Executive Management Group (“EMG”). The EMG serves as our senior leadership team. In general, the pay considerations and decisions described for our named executive officers are applicable to the all the EMG. For 2015, our named executive officers are as follows:

Dennis S. Hudson, III	CURRENT ROLE:
Chairman and CEO of Seacoast and Bank

SELECT PRIOR EXPERIENCE:

•      Chairman of Seacoast since July 2005

•      CEO of Seacoast since June 1998

•      Chairman and CEO of the Bank since 1992

•      Director of Seacoast since 1984

•      39 years of banking experience with Seacoast

Age: 60 Education: MBA, Florida State University Tenure with Seacoast: 39 years

OTHER AFFILIATIONS/CERTIFICATIONS:

•      Member of board of directors and audit committee of Chesapeake Utilities Corporation, Dover, DE

•      Board member, Miami Branch of Federal Reserve Bank of Atlanta from 2005 to 2010

•      Served on boards of Martin County YMCA Foundation, Council on Aging, American Heart Association, and as Chairman of the Economic Council of Martin County

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Stephen A. Fowle	CURRENT ROLE:
EVP and CFO of Seacoast and Bank since April 2015

SELECT PRIOR EXPERIENCE:

•      CFO of WSFS Financial Corporation, a $4.9 billion publicly-traded financial institution in Wilmington, Delaware, from 2005 to March 2015

•      CFO at Third Federal Savings and Loan Association of Cleveland, MHC, an $8+ billion multibank holding company of 15+ subsidiaries, from 2000 to 2004

Age: 50 Education: MBA, Northwestern University Tenure with Seacoast: 1 year	OTHER AFFILIATIONS/CERTIFICATIONS: • Member, Financial Executives International

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Charles K. Cross, Jr.	CURRENT ROLE:
EVP of Commercial Banking of Bank since July 2013

SELECT PRIOR EXPERIENCE:

•      Seacoast’s SVP & Commercial Market Executive for Palm Beach County from March 2012 to July 2013

•      30 years of banking experience and thorough knowledge of Palm Beach and Broward County markets

•      Market leader for EverBank in Palm Beach County, FL from August 2010 to March 2012

Age: 58 Education: BSBA, University of Florida Tenure with Seacoast: 4 years

OTHER AFFILIATIONS/CERTIFICATIONS:

•      Vice Chairman, District Board of Trustees of Palm Beach State College

•      Member of the board of the Economic Council of Palm Beach County

•      Past board member of Florida Atlantic University College of Business Dean’s Council, Boca Raton Chamber of Commerce, West Palm Beach Chamber of Commerce, Business Development Board of Palm Beach County and Black Business Investment Corporation.

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David D. Houdeshell	CURRENT ROLE:
EVP and Chief Risk Officer of Seacoast and Bank since May 2015

SELECT PRIOR EXPERIENCE:

•      EVP and Chief Credit Officer of Seacoast and the Bank since June 2010

•      EVP and Credit Administrative Executive for The South Financial Group in Greenville, SC for 3 years

•      Chief Credit Officer of Bombardier Capital, a financial services entity of a global transportation manufacturer, for 5 years

Age: 55 Education: MBA, The Stonier Graduate School of Banking Tenure with Seacoast: 6 years	OTHER AFFILIATIONS/CERTIFICATIONS: • Member of audit & compliance committee of Martin Health System, Stuart, FL

Charles M. Shaffer	CURRENT ROLE:
EVP and Community Banking Group of the Bank since 2013

SELECT PRIOR EXPERIENCE:

•      Diverse experience from multiple roles including strategy, corporate finance, traditional sales, and alternative sales platforms

•      SVP and Controller of Bank from 2005 to 2013

Age: 42 Education: MBA, University of Central Florida Tenure with Seacoast: 18 years	OTHER AFFILIATIONS/CERTIFICATIONS: • CPA licensed in Florida • Chartered Global Management Accountant • Board member, United Way of Martin County • Board member, Girl Scouts of Southeast Florida

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William R. Hahl	CURRENT ROLE:
EVP and Investment Officer since April 2015
SELECT PRIOR EXPERIENCE: • Former EVP and CFO of Seacoast and the Bank from 1990 through March 2015 • 13 years with Ernst and Young
Age: 67 Education: MBA, Kent State University Tenure with Seacoast: 26 years

OTHER AFFILIATIONS/CERTIFICATIONS:

•      CPA licensed in Florida and Ohio

•      Member of the American Institute of Certified Public Accountants, Florida Institute of Certified Public Accountants and the Ohio Society of Certified Public Accountants.

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Our Executive Compensation Design Priorities and Prohibitions

Good governance of Seacoast’s executive compensation program is of paramount importance to the CGC. Over the past few years, the CGC has modified our programs to better align with business needs, emerging governance practices, shareholder expectations, and risk considerations. Highlights of these efforts are summarized in the following table, which identifies our design priorities and prohibitions.

Design Priorities (what we do)

✓ Manage our executive compensation programs to have a strong pay-for-performance orientation, as reflected in our incentive strategies, the underlying processes, and our views on the timing and appropriateness of base salary adjustments.

✓ Increase base salaries only in response to expansion of an individual’s role or responsibilities or in the event of a material increase in the size or complexity of Seacoast.

✓ Fully link participation in and settlement of performance-based incentive awards to the attainment of enterprise-wide and individual performance goals.

✓ Emphasize long-term stock-based awards in our executive compensation and total incentive strategies, typically representing 65% of the total incentive value we provide to our executives.

✓ Set meaningful performance goals that align management with shareholder interests and that reflect the evolving needs of our customers.

✓ Require that risk considerations are reflected in our incentive and long-term stock-based award strategies.

✓ Provide minimal executive benefits and perquisites.

✓ Maintain executive stock ownership requirements and post-settlement holding periods for performance-based long-term stock-based awards for executives.

✓ Prohibit hedging and limit pledging of our common shares by our directors and executive officers

✓ Provide reasonable executive post-employment and change-in-control protections.

✓ The CGC discusses our CEO’s performance, compensation, and future goals, in executive session in which our CEO does not participate.

✓ Our CEO’s employment contract does not automatically renew.

✓ Operate with a compensation committee of independent and qualified non-employee directors.

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✓ Consult with an independent consultant whose firm limits its services to only those involving our compensation and benefits programs and strategies.

✓ Require “clawback” of certain incentive-based compensation paid to current or former executive officers in the event of an accounting restatement.

Design Prohibitions (what we don’t do)

✓ No consideration of the competitiveness of individual pay elements; we manage pay competitiveness based on the all-in value of pay represented by total direct compensation.

✓ No issuance of time-based restricted stock to executives except in connection with offers of employment or individual retention or recognition programs.

✓ No repricing of underwater stock options without shareholder approval.

✓ No incentives that encourage improper risk taking.

✓ Starting with awards granted on January 29, 2015, no single trigger accelerated lapse of restrictions on unvested equity in connection with a change in control if the acquiring company assumes our awards.

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Summary of Compensation in 2015

Total Direct Compensation” or “TDC” means the sum of base salary, non-equity cash bonus (except the value of cash bonuses not linked to performance), and the target value of stock awards granted during FY15, as disclosed in the Summary Compensation Table. TDC excludes “All Other Compensation”. Mr. Fowle’s TDC includes the value of his sign-on equity award. The value of this award reflects the “buy-out” value of unvested equity awards Mr. Fowle forfeited upon leaving his prior employer to join Seacoast. Mr. Hahl was paid under a transition agreement and as such his pay data are not identified in the chart.

FY15 Total Direct Compensation for Seacoast’s Named Executive Officers

Base Salary. All of our named-executive officers receive a base salary that appropriately reflects the CGC’s assessment of the individual’s skills and value to Seacoast, which positions pay within a competitive range of market practices. The CGC reviews base salaries annually. In general, we only increase base salaries to reflect an increase in the size, scope or complexity of an executive’s job.

Total Incentive. All executives are eligible to receive an award for their contributions to our success. The CGC assesses each executive’s performance at the end of each year. The performance assessment process includes the CGC’s assessment of the performance of our CEO and the CEO’s assessment of our other named executive officers. Based on this process and the CGC’s independently formed views of enterprise and individual performance, the CGC approves the total award for each executive. The total award is delivered in two parts. The first part is a cash bonus that is paid as soon as administratively feasible. The second part is delivered as performance-based stock, representing a target opportunity to earn shares of our common stock for future performance. Given our strong pay-for-performance philosophy, we deliver a significant portion of pay as performance-based stock awards. These awards typically are earned over four or more years based on predefined performance and services considerations.

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Seacoast’s FY15 Incentive Pay for its CEO vs. Peer Composite Practices

Performance-based stock consists of PSUs and Performance Options. The CGC, at a minimum, approves cash and performance-based stock awards that represent 35% and 65% of the total incentive award value (greater emphasis on stock for our CEO). While the mix of our incentive compensation is atypical for our industry, the CGC believes it is in the best interests of shareholders.

Design Highlights of Equity Awards Issued in FY15

Performance Share Unit (“PSU”) Awards

•	Stock-settled Award – The award will be settled in shares of Seacoast common stock. Stock settlement ensures that investor returns will be reflected in the value of the award ultimately received.

•	Performance Metrics – Cumulative four-year earnings and four-year average return on average common tangible equity. Threshold, target and maximum performance levels reflect increasing percentages of double digit earnings growth. The performance range for average return on average common tangible equity reflects a range around our cost of capital.

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•	Payout range – Threshold, Target, and maximum performance equates to an award equal to 50%, 100% and 150% of the target number of shares granted. The range of potential award outcomes reflects the CGC’s views on the reasonableness of the opportunity in relation to the associated performance and risk levels. The maximum payout opportunity of 150%, along with other design features discussed below, ensure our executives are not motivated to take excessive risks.

•	Four-year Performance Period – A widely accepted risk reduction strategy involves extending the period over which incentive awards are earned. Extending the performance period allows additional time for adverse risk outcomes to be identified prior to the settlement of incentive awards. Extending the performance period demonstrates the CGC’s commitment to effective risk management principles, while supporting our objectives to retain talent and ensure that award values reflect long-term shareholder objectives.

•	Catch-up Provision – The catch-up provision applies if our performance is below threshold at the end of four years. If the four-year target performance level is attained under the catch-up provision, then recipients will receive a reduced award (not to exceed 50% of target). The catch-up provision reduces the motivation for our executives to take excessive or inappropriate risks by allowing an additional year of performance. This feature also extends the holding power of our stock incentive strategy during slower economic periods that could adversely affect our growth expectations.

•	Tier 1 Regulatory Capital Vesting Requirement – We include Tier 1 regulatory capital compliance as an additional performance dimension to ensure that award outcomes reflect risk considerations. In the event that at the time the awards are settled our Tier 1 Capital is less than 6%, then settlement of earned shares will be delayed until Tier 1 Capital equals or exceeds 6%. Recipients must be an employee of Seacoast to receive any shares where vesting is delayed. Otherwise the award will be forfeited.

•	Retention of Shares – Seacoast utilizes executive stock ownership guidelines as part of our governance and risk management efforts. Starting with performance awards granted in January 2015, we also require that our executives retain 50% of the after-tax shares they receive for an additional twelve months following settlement of their awards. The retention requirement provides an additional economic incentive for management to maintain risk within acceptable limits during and after the performance period for which the award is earned.

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Performance Stock Options (“Performance Options”)

•	Stock-settled Award – Vested options may be exercised for shares of Seacoast common stock. Stock settlement ensures that investor returns will be reflected in the value of the award ultimately received.

•	Performance Metric – Performance Options are issued with a stock price performance hurdle set at 120% of the exercise price of the underlying award. The use of stock price as a vesting “trigger” ensures that a satisfactory level of performance is attained before any portion of the award starts to vest.

•	Monthly Vesting – Extended monthly vesting addresses concerns that participants might take excessive risk to receive their awards.

•	Tier 1 Regulatory Capital vesting Requirement – Similar to PSUs except that vesting of options can be delayed at any point in time during the four-year vesting period. Options not exercised at the end of eight years for any reason, including delayed vesting due to non-compliance with the Tier 1 Capital Vesting Requirement, will be cancelled.

•	Retention of Shares – Like PSUs, 50% of the net shares received from the exercise of performance options must be retained for 12 months before they are sold.

Time-Based Restricted Stock Units

Given our strong pay-for-performance orientation, we no longer grant time-based restricted stock awards to our top executives as part of our regular performance-based stock incentive strategy. However, the CGC will consider these types of awards in connection with offers of employment or to enhance holding power (retention) of our stock incentive strategy, as was the case with Mr. Fowle.

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Overview of Executive Compensation

Compensation Philosophy and Objectives

We consider a number of factors in developing Seacoast’s executive compensation program. These factors include: 1) the alignment of our compensation program with the long-term interests of our shareholders, 2) the desire to pay for performance that promotes the evolution of our business strategy in light of emerging opportunities and in fulfillment of customer demand for innovative products and services, and 3) the relationship between risk-taking and incentive compensation provided to our executives.

Specifically, we have identified the following key objectives for Seacoast’s executive compensation program:

•	Attract and Retain Talented Executives. The compensation program should provide each executive officer with a total compensation opportunity that is market competitive and provide performance-based opportunities for wealth creation. This objective is intended to ensure that there are highly competent leaders in the organization, while maintaining an appropriate cost structure for the Company.

•	Establish clear and enterprise-wide expectations for growth, return and risk management. The compensation program should establish a common definition of success that rewards growth and high performance, encourages long-term thinking, promotes an enterprise-wide focus and effectively manages risk.

•	Alignment with Shareholders. The compensation program should align executives’ interests with those of the Company’s shareholders, promoting actions that will have a long-term positive impact on total shareholder return.

•	Recognize Individual Contributions. The compensation program should reward executive officers for individual contributions to the success of the Company’s operating performance. The CGC believes that over time the achievement of the Company’s performance objectives is the primary determinant of share price.

•	Encourage Entrepreneurial Thinking. The compensation program should cultivate, encourage and sustain an entrepreneurial mentality, reward those who recognize and capitalize on market opportunities, and promote an ownership perspective.

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•	Discourage Taking Excessive Risk. The compensation program should limit any features that could lead to a senior executive officer taking unnecessary, imprudent or excessive risks that could threaten the value of the Company.

Our business and talent strategies dictate that we seek to hire and retain entrepreneurial-minded executives who are focused on value creation, share our values and commitment to effective risk management, and possess the skills required to support our business strategies and to attain our goals and objectives.

Moreover, we have designed our compensation programs with the intent to align pay with performance. Our goals are to motivate and reward high performance levels, enhancing morale and associate engagement in order to drive superior customer service.

We view internal equity, performance and value considerations as key inputs to managing executive pay. We also consider job-based considerations, including the potential sources of executive talent, business disruption costs that could result from undesired turnover, and talent replacement costs to hire or promote individuals into vacated roles. Individual considerations include performance assessments guided by corporate and individual scorecards, the potential of each executive to move into expanded roles or take on additional leadership responsibilities, and commitment to our values, policies and procedures.

We view market pay data as an additional input in the executive compensation oversight and planning processes. Peer group selection is an important element in this process. We believe that Seacoast’s complex business model requires us to identify, attract and retain talent outside of our traditional markets and industry. We view compensation as an important tool in our efforts to attain our business and talent objectives and, ultimately, to create wealth for shareholders.

In early 2015, the CGC changed the compensation program for Seacoast’s executive officers. The changes resulted in a pay program that emphasizes the Company’s long-term performance and profitability, promotes entrepreneurial thinking and aligns management with shareholder interests. To accomplish these objectives, in January 2015, the CGC engaged Grant Thornton, a nationally known independent consulting firm, to assist in refining its executive compensation program and in the construction of a new peer group. Details are described below under “Role of the Compensation Consultant” and “Benchmarking and Comparator Group”.

The design of our executive compensation program supports our business objectives and aligns closely with shareholder interests. We also are cognizant of risk considerations, balancing significant upside earnings potential with measures of safety and soundness. The program serves the best interests of our shareholders by providing the management team with a strong performance-based incentive to grow our earnings and deliver returns that equal or exceed our cost of capital. The program helps the Bank attract and retain talented executives who are critical to our ability to create value for our shareholders.

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Determining Executive Compensation

Role of the CGC

The CGC is responsible for establishing our compensation philosophy and for overseeing our executive compensation policies and programs generally. As part of this responsibility, the CGC:

•	regularly meets with our executives in order to make individual assessments of their skills, capabilities and value to Seacoast

•	approves our executive compensation programs, including construction of our peer group, issuance of equity awards, and certification of results;

•	evaluates the performance of the CEO and determines the CEO’s compensation;

•	reviews the performance of other members of executive management and approves their compensation based on recommendations made by the CEO; and

•	assesses our incentive strategies from a risk perspective, ensuring that earnings opportunities strike the right balance between risk and reward and that our executives are not motivated to take excessive risks.

The CGC reviews executive officer compensation to ensure that such compensation supports the business and talent needs of our business and is fully aligned with our compensation philosophies, Company and personal performance, changes in market practices and changes in individual responsibilities.

Role of the Compensation Consultant

From time to time, the CGC has engaged independent compensation consultants and advisors. In general, these consultants and advisors have provided compensation benchmarking and analytical data and have rendered advice to the CGC regarding all aspects of the committee’s compensation decisions. The CGC has direct access to consultants and control over their engagement.

In January 2015, the CGC engaged Grant Thornton to conduct a review of the compensation of the Company’s executive officers and assist in the construction of a more appropriate peer group in light of Seacoast’s evolving business strategy. At the direction of the CGC, Grant Thornton worked with management to develop pay data reflective of the CGC’s views of the types of organizations and industries from which we can reasonably expect to compete for talent. Grant Thornton also provided insight with respect to the methodology used by proxy advisory firms, performance and other characteristics of the companies considered.

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In addition, Grant Thornton was engaged to provide assistance with development of a long-term equity-based incentive program for executive officers and key managers. After numerous discussions with the CGC, Grant Thornton recommended the structure of the FY15 LTE Program, which was approved by the CGC in January 2015.

In March 2015 and again in March 2016, the CGC evaluated the independence of Grant Thornton in light of SEC rules and Nasdaq listing standards, which require consideration of the following factors:

•	whether any other services are provided to the Company by the consultant;

•	the fees paid by the Company as a percentage of the consulting firm’s total revenue;

•	the policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest;

•	any business or personal relationships between the individual consultants involved in the engagement and a member of the CGC;

•	any company stock owned by the individual consultants involved in the engagement; and

•	any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement.

The CGC discussed these considerations and concluded that the engagement of Grant Thornton and the services provided to the CGC by Grant Thornton did not raise any conflict of interest.

Benchmarking and Comparator Group

We last updated our executive compensation peer group in 2012. In light of significant changes in the Company and the banking industry since 2012, the CGC decided a fresh look at our compensation peer group was necessary. In considering the new peer group construction, the CGC recognized that for Seacoast to attract and retain the appropriate executive talent needed to achieve its business and talent objectives, its competitors for executive talent would extend beyond the traditional core bank compensation peer group. To develop appropriate levels of market intelligence on both the value of pay opportunities and how executives are paid (“pay practices”), the CGC directed Grant Thornton to work with management to develop pay data reflective of the CGC’s views of the types of organizations and industries from which we could reasonably expect to compete for talent.

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In May 2015, the CGC determined that the bank’s competitive frame for talent consists of high performing banks of similar size (generally from one-half to two and a half times Seacoast’s asset base), highly regarded regional banks previously identified by the Board, and for fiscal 2015 the J.D Powers Report on the Best Regional Banks.

The CGC concluded that in addition to high performing banks of similar size, it should also consider, as a secondary market reference, the pay practices at high performing companies (financial and general industry) employing similar types of talent. The CGC does not specially consider these companies as a source of information on the value of executive compensation opportunities. Instead, the CGC focuses on pay practices, as traditional pay philosophies employed by community banks and peers do not fully align with our needs or performance expectations.

Consequently, in July 2015, with assistance from Grant Thornton, the CGC selected two distinct comparator groups for informing the CGC’s judgement for executive compensation matters:

1)	banking peer group of similar sized high performing banks (referred to here as “Core Bank Peer Group” or “Peers”);
2)	other most admired or innovative financial services companies and high-performing customer service and technology companies.

In its consideration of market data, the CGC gives primary weight to the Core Bank Peer Group, which was selected from 140 publicly traded U.S. banks of similar size (based on revenue, assets and market cap), arrayed from high to low on the basis of 3-year and 10-year total shareholder return, with further consideration given to their previous inclusion in the Company’s or ISS’ peer group for Seacoast, the McLagan Regional Bank Survey (“McLagan Survey”), their pay philosophy and previous participation in the U.S. Department of the Treasury’s Capital Purchase Program. Our Core Bank Peer Group is now comprised of:

1. Ameris Bancorp	11. Great Southern Bancorp
2. BNC Bancorp	12. Horizon Bancorp
3. Bridge Capital Holdings	13. Lakeland Financial
4. Cardinal Financial	14. Mainsource Financial
5. City Holdings	15. Pacific Premier Bancorp
6. Eagle Bancorp	16. Renasant Corp.
7. Enterprise Financial	17. Sterling Bancorp
8. Fidelity Southern	18. Stock Yards Bancorp
9. First Long Island Corp.	19. Tompkins Financial
10. German American Bancorp	20. Washington TR Bancorp

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The comparator group we use to develop additional insights on pay practices that might be helpful to Seacoast includes: i) most admired banks regardless of size that produce the results Seacoast’s expects in the future, ii) companies from perimeter industries providing credit cards, data mining services, alternative payment processing, and other specialty services that might reflect our current or future business needs and for which banking industry compensation surveys might not necessarily include, and iii) high-performing customer service and technology companies providing innovative customer service experiences or differentiating, value-adding products and services that drive significant growth in competitive markets. The CGC takes the position that no one industry or company has developed a perfect executive compensation program. For this reason, it assesses pay practices among a diverse group of companies and industries, identifying pay practices or innovative concepts that should be considered given the ongoing evolution of our business and talent needs.

The CGC does not identify a specific target level or percentile of base salary, incentive cash, or the target value of stock-based awards for our named executive officers. Instead, pay outcomes, which include the target value of stock awards to be earned for future performance, primarily are determined by internal performance considerations. The CGC’s process considers the performance of the Bank, each line of business or function, and the contributions and leadership of each executive. The CGC then considers prior performance and the associated payout outcomes as part of the decision making process. At the end of the process, the CGC validates its thinking by comparing planned TDC against market pay levels. In years that our performance exceeds expectations, the CGC expects to set TDC for our named executive officers at or above the median of our Core Bank Peers. In years that our performance is below expectations, the CGC expects to set TDC set below the median of Core Bank Peers. For FY15, TDC for our CEO approximated the market 50th percentile. For our other named executive officers, exclusive of Fowle and Hahl, TDC positions pay within the market 50th and 75th percentiles. For FY16, TDC will be significantly less than FY15 if we do not attain our EPS performance goal. As a result, the competitiveness of FY16 TDC could be significantly less than the target positioning attained for FY15 performance.

The CGC believes that its approach to setting the value of pay opportunities for our named executive officers and other members of management is in the best interests of our shareholders. Our decision to include a wide array of data points and benchmarks provides a more accurate representation of potential sources and destinations of talent given the dynamic nature of business. If the CGC limited its view of market pay practices to similarly sized banks, then our ability to attract high performing executives with the skills in demand by much larger organizations would be impaired. This is evident given our recent success in hiring and retaining high performing executives who have worked for larger companies such as Bank of America Corporation, Citrix Systems, Inc., GE Capital and VISA Inc. In addition, the CGC’s ability to “right size” pay based on performance, talent, and risk considerations is key to our talent management strategies and our pay-for-performance philosophy, which we view as innovative and effective in aligning our executives with long-term shareholder interests. The strong pay-for-performance orientation of our executive compensation program and the CGC’s involvement and oversight of the process ensure that the value of pay realized by our executives is appropriate in relation to the overall value realized by our shareholders. Starting in fiscal 2015, the CGC assesses the realizable value of pay in relation to shareholder gains using various stock prices to ensure our strategies and programs work as intended and that shareholders are the primary beneficiaries of management’s success.

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Past Structure	Current Structure	Reason(s) for Change
PEER GROUP:
Peer group of publicly-held regional banks of similar size, business model and financial performance	An expanded group financial services companies consisting of core bank peers and most admired banks, and to a lesser extent, size-adjusted pay levels for select companies beyond the banking industry.	Our business model requires us to compete with these groups for executive talent in order to achieve our business objectives related to growth, innovation and profitability.
BASE SALARY, total incentive & TDC:
Generally targeted at or around the 50th percentile of comparable positions

•   No specific target level or percentile of pay relative to comparable positions

•   Pay decisions reflect the performance of the Company and each executive in relation to prior year pay and performance, planning considerations, and pay relationship to market pay levels and pay practices of peer group

•   Competitiveness will vary based on performance in terms of the calibration of total incentive awards and amounts ultimately earned from our long-term stock incentive program

• Improve pay for performance linkage • Align pay with overall value of each individual to Seacoast
CASH BONUS:
Cash bonuses at the discretion of the CGC	Performance scorecards serve as the basis for cash bonuses and the target value of performance-based long-term incentive/equity awards granted since January 2015	Establish clear expectations for individual goals as well as link with enterprise-wide growth, return and risk management objectives
EQUITY:
Designed with 3 equity components (PSUs, RSAs and stock options) each with a different time horizon and performance measure (although plan was never fully implemented)	Simplified structure with 2 components, PSUs and stock options, both with a long-term emphasis, but weighted more heavily with PSUs

•   Performance-based, shareholder-friendly award structures

•   PSUs allow for upside in underlying shares, providing direct linkage between potential award payouts and management's success at driving earnings growth and improving returns without inappropriate risk taking

•   Performance Options first require that shareholders receive a meaningful return before option begins to vest

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Past Structure	Current Structure	Reason(s) for Change
Greater percentage of TDC in base salary and cash compensation

•   Meaningful stock-based award opportunities "right-sized" for company and individual performance considerations and needs

•   Approximately 50% or more of TDC for our named executive officers was delivered as performance-based pay.

• Provide more compensation contingent upon achievement of performance goals or our stock’s performance • Aligns more closely with the shareholder interests
Occasional grants	Annual award cycles	• Continuously recalibrate performance expectations and promote consistent improvement • Enhance retention of management team
Performance period for PSUs of 3 years or less	Extended PSU performance period to 4 years, with an opportunity for reduced awards after five years	• Enhance long-term performance accountability • Improves retention • Augment alignment with shareholder interests
Risk considerations addressed indirectly through stock ownership requirements	Risk considerations serve as an additional vesting requirement on both PSUs and Performance Options	Provide executives with an economic incentive to deliver sustainable results within a risk appropriate framework

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2015 Executive Compensation Actions

2015 Company Business Objectives and Performance

Seacoast’s strategic architecture in 2015 focused on three core principles of: 1) control through effective risk management and regulatory compliance, 2) profit through expense management, revenue enhancement and balance sheet management, and 3) growth through new customer acquisition and engagement, innovation, and market expansion.

To gauge our success over time, we used the following financial measurements, which we believe are important factors to improving shareholder value:

•	Adjusted Earnings per Share (“EPS”)[4]
•	Adjusted Net Income [4]
•	Return on Tangible Common Equity

By executing our strategic initiatives that support our core principles, Seacoast made significant progress in the following areas in 2015:

Our other achievements in 2015 include:

•	The successful acquisition and integration of Grand Bankshares, Inc., which expanded our presence in northern Palm Beach County, Florida;

4 Non-GAAP measure; refer to Appendix A – Information Regarding Non-GAAP Financial Measures

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•	The acquisition of a factoring portfolio, personnel and infrastructure in Boynton Beach, Florida;

•	Signed agreements to acquire Floridian Financial Group, Inc. and BMO Harris Bank’s Orlando branch network, which have received regulatory approvals and are expected to close in early 2016. Combined, these acquisitions will expand our presence in Orlando and Daytona Beach markets to nearly $1B in total deposits, rivaling the size of our legacy South Florida franchise.

Compensation Paid to Our CEO

Dennis. S. Hudson, III, Chairman of the Board and Chief Executive Officer

Key Influences in the CGC’s Decision Process	FY15 Pay Outcomes

•      Asset base has increased by 63% since 2012

•      Significant talent upgrades within executive management during the previous three years

•      Strong credit quality and appropriate risk management

•      Net income of $16.4 million for 2015

•      Attainment of growth and strategic initiatives measured by household growth, accretive acquisitions, increased percentages of new accounts and loans originated through alternative channels, and a lower fixed cost structure

•      Solutions for several executive officer positions

•      Associate engagement and enterprise-wide alignment with the business strategy

•      Community outreach and increased ownership by customers and local investors in Seacoast stock

•      Annualized Base Salary Increase to $550,000 effective on April 1, 2015 (Mr. Hudson had not received a base salary increase since 2006.)

•      Cash Bonus of $100,000

•      Performance-based Stock Award of $454,049

•      Performance Option of $39,773

•      All Other Compensation of $42,434

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Compensation Paid to Other Named Executive Officers

Charles K. Cross, Jr., Executive Vice President, Commercial Banking Group

Key Influences in the CGC’s Decision Process	FY15 Pay Outcomes

•      Exceeded goals for growing commercial banking loans and loans outstanding

•      Increased efficiency and staffing capabilities, resulting in unit profitability that exceeded FY15 plan

•      Retained and integrated loan portfolio clients from acquired banks into Seacoast’s portfolio

•      Led integration of acquired factoring business and development of strategy to optimize operations and increase profitability, both of which are running ahead of plan

•      Identified and implemented development plans for key staff within the Commercial Banking line of business

•      Actively supported our strategic collaboration efforts and acceleration of the integration and transformation of our business

•    Annualized Base Salary set at $275,000 effective on March 1, 2015

•    Cash Bonus of $125,000

•    Performance-based Stock Award of $249,443

•    Performance Option of $21,850

•    All Other Compensation of $29,285

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David D. Houdeshell, Chief Risk Officer

Key Influences in the CGC’s Decision Process	FY15 Pay Outcomes

•      Took on the role of Chief Risk Officer, while retaining the responsibilities of Chief Credit Officer

•      Strengthened and maintained credit quality despite a significant increase in organic loan growth and acquired loan growth

•      Improved processes across Commercial, Consumer, Small Business Solutions and Alternative Channel platform

•      Improved process supporting portfolio monitoring, driving gains in efficiency without degrading quality via rules-based decision making for 15-20% of applicant flow

•      Delivered meaningful improvement in the transformation of our Loan Operations unit

•      Enhanced Seacoast’s enterprise risk management capabilities, processes and procedures

•      Improved efficiency and effectiveness of the Enterprise Risk Management Committee (ERMC) by improving its agenda and quality of materials

•      Identified and implemented development plans for key staff within credit and risk functions

•      Actively supported our strategic collaboration efforts and acceleration of the integration and transformation of our business

•      Annualized Base Salary set at $265,000 effective on March 1, 2015

•      Cash Bonus of $75,000

•      Performance-based Stock Award of $163,559

•      Performance Option of $14,327

•      All Other Compensation of $17,911

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Charles M. Shaffer, Executive Vice President, Community Banking Group

Key Influences in the CGC’s Decision Process (these need additional work!)	FY15 Pay Outcomes

•      Exceeded goals for growing households, deposits, loans outstanding, and consumer and small business commitments

•      Led transformation in sales and service activities by driving growth through alternate channels, optimization of our footprint, and making continuous improvements in our ATM strategy and capabilities

•      Upgraded staff capabilities in key areas

•      Delivered double digit revenue increases in brokerage and trust units

•      Identified and implemented development plans for all key staff within the Community Banking line of business

•      Actively supported our strategic collaboration efforts and acceleration of the integration and transformation of our business

•      Annualized Base Salary set at $250,000 effective on March 1, 2015

•      Cash Bonus of $100,000

•      Performance-based Stock Award of $204,606

•      Performance Option of $17,923

•      All Other Compensation of $22,218

The Company did not set individual goals for fiscal year 2015 for either William R. Hahl or Stephen A. Fowle. Mr. Hahl was replaced by Mr. Fowle as Executive Vice President and Chief Financial Officer on April 3, 2015. Because Mr. Fowle joined the Company after the completion of the Company’s goal-setting process, his performance was based on his achievement of the following:

•	Coordinated successful acquisition efforts, including acquisition of Floridian Financial Group, Inc. and purchase of BMO Harris Bank’s Orlando banking operations;

•	Reorganized Seacoast’s investor relations efforts, and communicated Seacoast’s strategies and outlook to key investors; and

•	Updated our Financial Department’s organization structure. Key additions made including hiring of a Controller and the addition of a tax professional.

Mr. Fowle’s compensation was determined pursuant to the terms of his offer letter. Mr. Hahl’s compensation was determined pursuant to the terms of his transition agreement described under “Transition Agreement with Former CFO”.

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Other Elements of the 2015 Compensation Program for Executive Officers

Change in Control Benefits

We provide change in control benefits to the named executive officers to encourage them to consider the best interests of shareholders by stabilizing any concerns about their own personal financial well-being in the face of a potential change in control of the Company. These agreements are described under “Employment and Change in Control Agreements”, and detailed information is provided under “2015 Other Potential Post-Employment Payments.”

Retirement and Employee Welfare Benefits

We sponsor a retirement savings plan for employees of the Company and its affiliates (the “Retirement Savings Plan”) and a nonqualified deferred compensation plan for certain executive officers (the “Executive Deferred Compensation Plan”). We offer these plans, and make contributions to them, to provide employees with tax-advantaged savings vehicles and to encourage them to save money for their retirement.

The Executive Deferred Compensation Plan is described under “Executive Compensation–Nonqualified Deferred Compensation.”

In addition to our retirement programs, we provide employees with welfare benefits, including hospitalization, major medical, disability and group life insurance plans and paid vacation. We also maintain a Section 125 cafeteria plan that allows our employees to set aside pre-tax dollars to pay for certain benefits. All of the full-time employees of the Company and the Bank, including the named executive officers, are eligible to participate in the Retirement Savings Plan and our welfare plans, subject to the terms of those plans.

The Bank provides supplemental disability insurance to certain members of executive management, including the named executive officers, in excess of the maximum benefit of $10,000 per month provided under the group plan for all employees. The supplemental insurance provides a benefit up to 70% of the executive’s monthly pre-disability income based on the executive’s base salary and annual incentive compensation. Coverage can be converted and maintained by the individual participant after employment ends. The benefit may be reduced by income from other sources, and a partial benefit is paid if a disabled participant is able to work on a part-time basis. In 2014, the Company paid a total of $9,688 for supplemental disability insurance for the named executive officers.

The retirement and employee welfare benefits paid by the Company for the named executive officers that are required to be disclosed in this proxy statement are included below in the “Summary Compensation Table,” the “Components of All Other Compensation,” and the “Nonqualified Deferred Compensation Table,” and are described in the footnotes thereto.

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Executive Perquisites

We do not consider perquisites to be a significant element of our compensation program. However, we believe they are important and effective for attracting and retaining certain executive talent. We do not provide tax reimbursements, or “gross-ups,” on perquisites. For additional details regarding the executive perquisites, see below the “Summary Compensation Table” and the “Components of All Other Compensation.”

Risk Analysis of Executive Compensation

In 2015, the CGC and our head of human resources conducted a risk assessment of our compensation plans and programs to determine whether our incentive compensation programs are reasonably likely to have a material adverse effect on the Company. This risk assessment consisted of a review of cash and equity compensation provided to our employees, with a focus on incentive compensation plans which provide variable compensation to employees based upon performance of the Company, one of its subsidiaries or business units, or the individual employee. The incentive plans are designed to provide a strong link between performance and pay.

In light of the review, the Company concluded that the compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not create risk that is reasonably likely to have a material adverse effect on the Company. The Company also concluded that risks can be effectively monitored and managed. The CGC will continue to consider compensation risk implications when making decisions regarding our compensation programs.

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Clawback Policy

We have adopted a Compensation Recoupment Policy to recover, to the extent practicable and appropriate, incentive compensation from any executive officer when:

•	the incentive compensation payment or award (or the vesting of such award) was based upon the achievement of financial results that were subsequently the subject of a restatement, regardless of whether the executive engaged in misconduct or otherwise contributed to the requirement for the restatement; and

•	a lower payment or award would have been made to the executive officer based upon the restated financial results.

The policy is available on our website at www.seacoastbanking.com. The policy, as written, anticipates the final rules implementing the clawback provision of the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010, but will be amended, if necessary, when final regulations are issued by the SEC.

Hedging and Pledging Policy

The Company has adopted a hedging and pledging policy. The policy prohibits our employees, including our executive officers and directors, from purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of our stock, including exchange funds, prepaid variable forward contracts, equity swaps, puts, calls, collars, forwards or short sales.

In addition, directors and executive officers are required to obtain advance approval of any pledging of Company shares as collateral for loans, including holding Company shares in margin accounts. The policy also limits pledging to reasonable purposes (as defined in the policy) and limits the value of the securities pledged in connection with a loan or other indebtedness to $250,000.

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Stock Ownership Guidelines

The Board has established stock ownership guidelines for its officers and directors, as described below:

Individual/Group	Stock Ownership Target	Holding Requirement
		Before Ownership Target Met	After Ownership Target Met
Chief Executive Officer	5 times annual base salary	75% of net shares until target number of shares is met	50% of net shares held for one year after vesting/ exercise
Other Senior Executive Officers	3 times annual base salary
Non-Employee Directors	3 times annual retainer

Our executive compensation program is designed to allow a participant to earn targeted ownership over a reasonable period, usually within four years, provided individual and Company targets are achieved and provided the participant fully participates in the program. “Net Shares” means shares of stock in excess of those sold or withheld to satisfy the minimum tax liability upon vesting or conversion. Except for CEO Dennis S. Hudson, III, the named executive officers have not yet met the established stock ownership guidelines, since no equity awards were made in 2008, 2009, 2010 and 2012.

Impact of Deduction Limit

Code Section 162(m) generally establishes, with certain exceptions, a $1 million deduction limit for all publicly held companies on compensation paid to an executive officer in any year. The CGC gives strong consideration to the deductibility of compensation in making its compensation decisions for executive officers, balancing the goal of maintaining a compensation program which will enable the Company to attract and retain qualified executives with the goal of creating long-term shareholder value. The CGC reserves the right to pay executives’ compensation that is not deductible under Section 162(m).

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COMPENSATION AND GOVERNANCE Committee Report

The Compensation and Benefits Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation and Benefits Committee recommended to the board of directors, and the board of directors approved, that the Compensation Discussion and Analysis be included in this proxy statement.

This report shall not be deemed to be “soliciting material” or to be “filed” with the Securities Exchange Commission, nor shall this report be incorporated by reference by any general statement incorporating by reference this 2016 Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

Compensation and Governance Committee:

H. Gilbert Culbreth, Jr., Chair
Stephen E. Bohner
Julie H. Daum

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executive COMPENSATION tables

2015 SUMMARY COMPENSATION TABLE

The table below sets forth the elements that comprise total compensation for the named executive officers of the Company for the periods indicated.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)		Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Com- pensation ($)	All Other Compen- sation ($) (3)	Total ($)

Dennis S. Hudson, III	2015	$537,852	$100,000		$454,049	$39,773	—	$42,434	$1,174,108
Chairman & CEO of	2014	500,000	—		264	111,168	—	24,669	636,101
Seacoast and Bank	2013	500,000	138	(4)	471,429	46,972	—	26,151	1,044,690

Stephen A. Fowle (5)	2015	243,903	150,000	(6)	757,998	—		93,216	1,245,117
EVP & CFO of Seacoast and Bank

Charles K. Cross, Jr.	2015	273,333	125,000		249,443	21,850	—	29,285	698,911
EVP, Commercial Banking of Bank	2014	257,500	80,000	(7)	128,956	55,584	—	28,051	550,091

David D. Houdeshell	2015	262,500	75,000		163,559	14,327	—	17,911	533,297
EVP & Chief Risk Officer of	2014	250,000	35,000	(7)	264	55,584	—	15,227	356,075
Seacoast and Bank	2013	250,000	—		196,429	10,169	—	12,913	469,511

Charles M. Shaffer	2015	248,333	100,000		204,606	17,923	—	22,218	593,080
EVP, Community Banking of Bank	2014	220,000	48,100	(7)	116,634	55,584	—	24,550	464,868

William R. Hahl (5)	2015	310,000	—		—	—	—	23,872	333,872
Former CFO, Current EVP of Seacoast and Bank	2014	310,000	—		264	—	—	27,723	337,987
	2013	310,000	—		243,571	12,106	—	23,392	589,069

(1)	A portion of executive’s base salary included in this number may have been deferred into the Company’s Executive Deferred Compensation Plan, the amounts of which are disclosed in the Nonqualified Deferred Compensation Table for the applicable year. Executive officers who are also directors do not receive any additional compensation for services provided as a director.

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(2)	Represents the aggregate grant date fair value as of the respective grant date for each award calculated in accordance with FASB ASC Topic 718. The assumptions made in valuing stock awards reported in this column are discussed in Note J to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2015. For additional information regarding such grants, see “Compensation Discussion and Analysis –Elements of the 2015 Compensation Program for Executive Officers – Equity Awards.” See also “2015 Grants of Plan-Based Awards” below.

Messrs. Hudson, Cross, Houdeshell and Shaffer each received PSUs. With respect to the PSU awards, the grant date fair value included in the table assumes that target performance is achieved. The maximum value for each executive as of the grant date, assuming the highest level of performance will be achieved, is:

Name	Target Value In Table Above	Maximum Value
Dennis S. Hudson, III	$454,049	$681,073
Stephen A. Fowle	—	—
Charles K. Cross, Jr.	249,443	374,164
David D. Houdeshell	163,559	245,338
Charles M. Shaffer	204,606	306,909
William R. Hahl	—	—

(3)	Additional information regarding other compensation is provided in “2015 Components of All Other Compensation” below.

(4)	Bonus available to all employees.

(5)	Mr. Fowle joined the Company on April 6, 2015. Mr. Hahl served as CFO through March 31, 2015.

(6)	Cash incentive award guaranteed in offer letter dated February 10, 2015.

(7)	Earned in reporting year, but paid in following year.

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2015 COMPONENTS OF ALL OTHER COMPENSATION

	Company Paid Contributions to Retirement Savings Plan		Company Paid Contributions to Executive	Premium on Supple-
Name	Match	Discretionary Retirement Contribution	Deferred Compensation Plan(1)	mental Disability Insurance	Excess Life Insurance Benefit	Perquisites		Total

Dennis. S. Hudson, III	$12,493	$2,650	$13,625	$1,102	$3,564	$9,000	(2)	$42,434
Stephen A. Fowle	—	2,650	—	255	311	90,000	(3)	93,216
Charles K. Cross, Jr.	11,653	2,650	—	925	2,322	11,735	(4)	29,285
David D. Houdeshell	11,508	2,650	—	891	2,322	540	(5)	17,911
Charles M. Shaffer	9,156	2,650	—	872	540	9,000	(2)	22,218
William R. Hahl	11,700	2,650	1,550	1,114	6,858	—		23,872

(1)	Earned in reporting year, but contributed in following year. Also reported in the “Nonqualified Deferred Compensation Table.”

(2)	Car allowance.

(3)	Relocation assistance.

(4)	Includes $9,000 for car allowance, $2,075 for personal use of club membership, $540 for cell phone allowance, and $120 for gym membership.

(5)	Cell phone allowance.

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2015 GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information concerning plan-based awards granted during 2015 to the named executive officers.

		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of		All Other Option Awards: Number of Securities		Exercise or Base Price of	Grant Date Fair Value of Stock and
	Grant	Thres hold	Target	Maxi- mum	Stock or Units		Underlying Options		Option Awards	Option Awards (1)
Name	Date	(#)	(#)	(#)	(#)		(#)		($/Sh)	($)
Dennis S. Hudson, III	1/29/2015	17,975	35,950	53,925	—					$454,049
	1/29/2015						17,975	(3)	$12.63	39,773
Stephen A. Fowle	5/12/2015	—	—	—	51,078	(2)	—		—	$757,998
Charles K. Cross, Jr.	1/29/2015	9,875	19,750	29,625	—					$249,442
	1/29/2015						9,875	(3)	$12.63	21,850
David D. Houdeshell	1/29/2015	6,475	12,950	19,425	—					$163,558
	1/29/2015						6,475	(3)	$12.63	14,327
Charles M. Shaffer	1/29/2015	8,100	16,200	24,300	—					$204,606
	1/29/2015						8,100	(3)	$12.63	17,923
William R. Hahl	—	—	—	—	—		—		—	—

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(1)	Represents the aggregate grant date fair value as of the respective grant date for each award, calculated in accordance with FASB ASC Topic 718. The assumptions made in valuing stock awards reported in this column are discussed in Note J to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2015.

(2)	Granted pursuant to employment offer letter. 16,855 shares covered by this award vested on March 15, 2016. As long as Mr. Fowle remains employed by the Company, 16,856 shares will vest on March 15, 2017 and the remainder will vest on March 15, 2018.
(3)	These options have two-tiered vesting. First, performance vesting must be met which requires that: (a) the market price of Seacoast common stock must increase to $15.156 or more; and (b) Seacoast's Tier 1 Capital must be equal to or greater than the regulatory standard. Once the performance criteria are met, the option vests in equal installments at the end of each month over the next 48 months, subject to continuing service requirements. The performance criteria were met and the options began vesting in July 2015.

Employment and Change in Control Agreements

The Company and the Bank currently maintain employment and change in control agreements with certain of the Company’s executive officers, the terms of which are described in more detail below.

Employment Agreement with Mr. Hudson

In December 18, 2014, the Company and the Bank entered into an employment agreement with Dennis S. Hudson, III. The new employment agreement replaced the previous employment agreement between Mr. Hudson and Seacoast and the Bank dated January 18, 1994, as amended December 31, 2008, and the change of control agreement between these parties dated December 24, 2003.

The new employment agreement has an initial term of three (3) years. Under the agreement, Mr. Hudson receives a minimum base salary of $500,000 per year, medical, long-term disability and life insurance in accordance with the Bank’s insurance plans for senior management, as well as a car allowance and any other perquisites that are approved by the Board. Mr. Hudson may also receive other compensation including bonuses, and he will be entitled to participate in all current and future employee benefit plans and arrangements in which senior management of the Bank may participate. In addition, the agreement contains certain non-competition, non-disclosure and non-solicitation covenants.

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Under the agreement, if Mr. Hudson is terminated for “cause”, or resigns without “good reason,” as defined in the agreement, he will receive payment of his base salary and unused vacation through the date of termination, and any unreimbursed expenses (collectively, the “Accumulated Obligations”). The employment agreement also contains provisions for termination upon Mr. Hudson’s death or permanent disability.

The agreement also provides for termination upon the occurrence of a change in control. If Mr. Hudson resigns for “good reason” or is terminated “without cause” prior to a change in control, he will receive: 1) the Accumulated Obligations; and 2) upon execution of a release of all claims against the Company, severance of: a) two times his base salary in effect on the date of separation, b) two times a bonus equal to the highest bonus earned by the Executive for the previous three full fiscal years (“Cash Bonus”), and c) continuing group medical, dental, vision and prescription drug plan benefits (“Continuing Benefits”) for two years. If Mr. Hudson resigns for “good reason” or is terminated “without cause”, within twelve months following a change in control (as defined in the agreement), he will receive: 1) the Accumulated Obligations; and 2) upon execution of a release of all claims against the Company, severance of: a) three times his base salary in effect on the date of separation, b) three times the Cash Bonus; and c) Continuing Benefits for 36 months.

In addition, under the agreement, Mr. Hudson is subject to the Company’s policies applicable to executives generally, including its policies relating to claw-back of compensation.

For a further discussion of the payments and benefits to which Mr. Hudson would be entitled upon termination of his employment see “2015 Other Potential Post-Employment Payments.”

Change in Control Agreements with Chief Financial Officer

The Company entered into a change in control employment agreement with Stephen A. Fowle (referred to here as the “Executive”) on August 6, 2015, as previously agreed to in his offer letter dated February 10, 2015. The change in control agreement has an initial term of one year and provides for automatic one-year extensions unless expressly not renewed. A change in control, as defined in the agreement, must occur during the period (the “Change in Control Period”) to trigger the agreement.

The agreement provides that, once a change in control has occurred, the Executive and the Company agree to continue, for the Change in Control Period, the Executive’s employment in the same position as held in the 120 day period prior to the change in control. If the Executive is terminated for “cause” or resigns without “good reason,” as defined in the agreement, the Executive will receive payment of his base salary and unused vacation through the date of termination; and any previously accrued and deferred compensation (collectively, the “Accrued Obligations”). If the Executive resigns for “good reason” or is terminated “without cause,” the Executive will receive: 1) the Accrued Obligations; 2) a bonus equal to the highest bonus earned by the Executive for the previous three full fiscal years (“Highest Bonus”) multiplied by a fraction (the numerator of which is the number of days between January 1 and the Executive’s date of termination and the denominator of which is 365); 3) an amount equal to the Executive’s annual base salary in effect on the date of termination, plus the Highest Bonus; and 4) health and other welfare benefits, as defined in the agreement, for one year following termination. In addition, all unvested stock options to acquire stock of the Company and all awards of restricted stock of the Company held by Executive as of the date of termination shall be immediately and fully vested as of the date of termination and, in the case of stock options, shall be fully exercisable as of the date of termination and shall remain exercisable for the period of time set forth in the applicable option agreement. The Executive is required to execute a release of claims as a condition to receipt of severance under the CIC Agreement.

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Change in Control Agreements with Other Named Executive Officers

The Company entered into a change in control employment agreement with William R. Hahl on December 24, 2003, and similar change in control agreements with Messrs. Cross, Houdeshell and Shaffer on October 28, 2014. The change in control agreements have an initial term of two years for Mr. Hahl and one year for each of the other executive officers, and provide for automatic one-year extensions unless expressly not renewed. A change in control must occur during these periods (the “Change in Control Period”) to trigger the agreement.

The change in control employment agreements provide that, once a change in control has occurred, the executive subject to the contract (the “Subject Executive”) and the Company agree to continue, for the Change in Control Period, the Subject Executive’s employment in the same position as held in the 120-day period prior to the change in control. If the Subject Executive is terminated for “cause” or resigns “without good reason,” as defined in the agreement, the Subject Executive will receive payment of the Subject Executive’s base salary and unused vacation through the date of termination; and any previously accrued and deferred compensation (the “Accrued Obligations”).

If the Subject Executive resigns for “good reason” or is terminated “without cause,” or resigns for any reason during a 30-day period specified in the contract, the Subject Executive will receive:

•	the Accrued Obligations;

•	a bonus equal to the highest bonus earned by the Subject Executive for the previous three full fiscal years (“Highest Bonus”) multiplied by a fraction (the numerator of which is the number of days between January 1 and the Subject Executive’s date of termination and the denominator of which is 365);

•	an amount equal to what the Subject Executive’s annual base salary plus Highest Bonus would have been over the Change in Control Period; and

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•	health and other welfare benefits for the duration of the Change in Control Period.

In addition, all unvested stock options to acquire stock of the Company and all awards of restricted stock of the Company held by Subject Executive as of the date of termination shall be immediately and fully vested as of the date of termination and, in the case of stock options, shall be fully exercisable as of the date of termination.

Transition Agreement with Former CFO

On May 12, 2015, the Company approved and entered into a transition agreement with William R. Hahl (the “Transition Agreement”) related to his decision to stepdown as CFO. Pursuant to the Transition Agreement, Mr. Hahl’s employment will terminate with the Company at the earlier of (1) December 31, 2016, (ii) the date which Mr. Hahl resigns from the Company prior to December 31, 2016, or (iii) the date on which Mr. Hahl’s employment is terminated by the Company (the “Termination Date”). Pursuant to the Transition Agreement, the Company has agreed to (1) continue to pay Mr. Hahl his current base salary until the Termination Date and (2) fully vest Mr. Hahl’s unvested stock awards on December 31, 2016.

For a further discussion of the benefits and payments provided for under these agreements see “2015 Other Potential Post-Employment Payments.”

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2015

The following table sets forth certain information concerning outstanding equity awards as of December 31, 2015 granted to the named executive officers. This table includes the number of shares of Common Stock covered by both exercisable options, non-exercisable options or stock appreciation rights (“SARs”), and unexercised unearned options or SARs awarded under an equity incentive plan that were outstanding as of December 31, 2015. Also reported are restricted stock units and restricted stock awards, and their market value, that had not vested as of December 31, 2015.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Option (#) Unexercisable		Option Exer- cise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1) (#)		Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (2) ($)
D. Hudson, III	5,520	(3)	—		$$133.60	05/16/2016
	14,627	(4)	—		111.10	04/02/2017
	7,760		11,640	(5)	11.00	06/28/2023
	16,666		33,334	(6)	10.54	04/29/2024
	2,246		15,728	(7)	12.63	01/29/2023
							19,868	(8)	$297,623
							64,180	(9)	961,416
										35,950	(10)	$538,531

S. Fowle							51,078	(11)	$765,148

C. Cross, Jr.	960		1,440	(5)	$$11.00	06/28/2023
	8,333		16,667	(6)	10.54	04/29/2024
	1,234		8,641	(7)	12.63	01/29/2023
							1,464	(12)	$21,931
							26,801	(9)	401,479
										19,750	(10)	$295,855

D. Houdeshell	1,680		2,520	(5)	$$11.00	06/28/2023
	8,333		16,667	(6)	10.54	04/29/2024
	809		5,666	(7)	12.63	01/29/2023
							5,564	(8)	$83,349
							26,742	(9)	400,595
										12,950	(10)	$193,991

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	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Option (#) Unexercisable		Option Exer- cise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1) (#)		Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (2) ($)
C. Shaffer	993	(4)	—		$111.10	04/02/2017
	960		1,440	(5)	11.00	06/28/2023
	8,333		16,667	(6)	10.54	04/29/2024
	1,012		7,088	(7)	12.63	01/29/2023
							2,120	(8)	$31,758
							24,504	(9)	367,070
										16,200	(10)	$242,676

W. Hahl	1,470	(3)	—		$133.60	05/16/2016
	3,909	(4)	—		111.10	04/02/2017
	2,000		3,000	(5)	11.00	06/28/2023
							12,318	(8)	$184,524
							33,159	(9)	496,722

(1)	The named executive officer has full voting and dividend rights with respect to the restricted stock during the vesting period.

(2)	For the purposes of this table, the market value is determined using the closing price of the Company’s Common Stock on December 31, 2015 ($14.98).

(3)	Represents fully-vested stock-settled stock appreciation rights granted to the named executive officer on May 16, 2006.

(4)	Represents fully-vested stock-settled stock appreciation rights granted to the named executive officer on April 2, 2007.

(5)	Represents option to purchase Common Stock, of which one-third of the unexercisable shares covered by this award will vest on June 28, 2016, and the remaining unexercisable shares will, as long as named executive officer remains employed by the Company, vest in one-third increments on each of the following two anniversary dates thereafter.

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(6)	Represents option to purchase Common Stock, of which one-half of the unexercisable shares covered by this award will vest on April 29, 2016, and the remaining shares will, as long as named executive officer remains employed by the Company, vest on April 29, 2017.

(7)	Represents option to purchase Common Stock; the shares covered by this award began vesting in 1/48th share increments on August 1, 2015, and the remaining shares will, as long as named executive officer remains employed by the Company, vest in 1/48th increments each month thereafter.

(8)	Represents time-vesting restricted stock award of Common Stock granted to the named executive on August 23, 2011. As long as named executive officer remains employed by the Company, the shares will vest in their entirety on August 23, 2016.

(9)	Represents performance-based restricted stock units that were subject to performance requirements over a period ending December 31, 2015. On February 29, 2016, the CGC certified the number of shares attained based on the performance criteria. The shares covered by this award now vest in one-third increments each year on December 31, 2016, 2017 and 2018.

(10)	Represents performance-vesting restricted stock units granted on January 29, 2015, representing the named executive officer’s right to earn, on a one-for-one basis, shares of Common Stock. The awards are more fully described above under “Design Highlights of Equity Awards Issued in FY15 –Performance Share Unit (“PSU”) Awards”.

(11)	Represents time-vested restricted stock award of Common Stock granted to the named executive on May 12, 2015, of which 16,855 shares covered by this award vested on March 15, 2016. As long as Mr. Fowle remains employed by the Company, 16,856 shares will vest on March 15, 2017 and the remainder will vest on March 15, 2018.

(12)	Represents time-vested restricted stock award of Common Stock granted to the named executive on April 1, 2013. One-third of the outstanding shares vested on April 1, 2016, and the remaining shares will, as long as Mr. Cross remains employed by the Company, vest in one-third increments on each of the following two anniversary dates thereafter.

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2015 OPTION EXERCISES AND STOCK VESTED

The following table reports the exercise of stock options, and vesting of stock awards or similar instruments during 2015, granted to the named executive officers and the value of the gains realized on vesting. No stock options were exercised in 2015.

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dennis S. Hudson, III	—	—

Stephen A. Fowle	—	—

Charles K. Cross, Jr.	488	$6,881

David Houdeshell	—	—

Charles M. Shaffer	—	—

William R. Hahl	—	—

2015 NONQUALIFIED DEFERRED COMPENSATION

The following table discloses, for each of the named executive officers, contributions, earnings and balances during 2015 under the Executive Deferred Compensation Plan, described below.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Dennis S. Hudson, III	$5,469	$13,625	$(3,056)	—	$717,367	(3)

Stephen A. Fowle	—	—	—	—	—

Charles K. Cross, Jr. (4)	—	—	—	—	—

David Houdeshell (4)	—	—	—	—	—

Charles M. Shaffer	2,573	—	—	—	2,573

William. R. Hahl	—	1,550	7,039	—	518,810	(5)

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(1)	Total amount included in the All Other Compensation column of the Summary Compensation Table. This amount was contributable in 2015, but was credited to the account of the named executive officer in 2016.

(2)	None of the earnings or dividends paid under the Executive Deferred Compensation Plan are above-market or preferential.

(3)	Includes $243,863 contributed by the Company, as well as executive contributions, which were included in the Summary Compensation Table for previous years.

(4)	Messrs. Fowle, Cross, and Houdeshell were not participants in the Executive Deferred Compensation Plan in 2015.

(5)	Includes $41,849 contributed by the Company, as well as executive contributions, which were included in the Summary Compensation Table for previous years.

Executive Deferred Compensation Plan

The Bank’s Executive Deferred Compensation Plan is designed to permit a select group of management and highly compensated employees, including three of the current named executive officers (Messrs. Hudson, Shaffer and Hahl), to elect to defer a portion of their compensation until their separation from service with the Company, and to receive matching and other Company contributions that are precluded under the Company’s Retirement Savings Plan as a result of limitations imposed under ERISA.

The Executive Deferred Compensation Plan was amended and restated in 2007 to reflect changes arising from requirements under Code Section 409A and the underlying final regulations. As a result, each participant account is separated into sub-accounts to reflect:

•	contributions and investment gains or losses that were earned and vested on or before December 31, 2004, and any subsequent investment gains or losses thereon (the “Grandfathered Benefits”); and

•	contributions and earnings that were earned and vested after December 31, 2004 (the “Non-Grandfathered Benefits”).

A participant’s elective deferrals to the Executive Deferred Compensation Plan are immediately vested. The Company contributions to the Executive Deferred Compensation Plan vest at the rate of 25 percent for each year of service the participant has accrued under the Retirement Savings Plan, with full vesting after four years of service. If a participant would become immediately vested in his Company contributions under the Retirement Savings Plan for any reason (such as death, disability, or retirement on or after age 55), then he would also become immediately vested in his account balance held in the Executive Deferred Compensation Plan.

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Each participant directs how his account in the Executive Deferred Compensation Plan is invested among the available investment vehicle options. The plan’s investment options are reviewed and selected annually by a committee appointed by the Board of Directors of the Company to administer the plan. The plan committee may appoint other persons or entities to assist it in its functions. No earnings or dividends paid under the Executive Deferred Compensation Plan are above-market or preferential.

All amounts paid under the plan are paid in cash from the general assets of the Company, either directly by the Company or via a “rabbi trust” the Company has established in connection with the plan. Nothing contained in the plan creates a trust or fiduciary relationship of any kind between the Company and a participant, beneficiary or other person having a claim to payments under the plan. A participant or beneficiary does not have an interest in his plan account that is greater than that of an unsecured creditor.

Upon a participant’s separation from service with the Company, he will receive the balance of his account in cash in one of the following three forms specified by the participant at the time of initial deferral election, or a subsequent permitted amendment:

•	a lump sum;

•	monthly installments over a period not to exceed five years; or

•	a combination of an initial lump sum of a specified dollar amount and the remainder in monthly installments over a period not to exceed five (5) years.

A participant may change his existing distribution election relating to Non-Grandfathered Benefits only in very limited circumstances. Upon death of the participant, any balance in his account will be paid in a lump sum to his designated beneficiary or to his estate.

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2015 other potential post-employment payments

The following table quantifies, for each of the named executive officers, the potential post-employment payments under the provisions and agreements described above under “Employment and Change in Control Agreements,” assuming that the triggering event occurred on December 31, 2015. The closing market price of the Company’s common stock on that date was $14.98 per share. None of the named executive officers would be eligible for any of these payments if they were terminated for cause.

Name	Term (in years) (#)		Cash Severance ($)	Value of Other Annual Benefits ($)	Total Value of Outstanding Stock Awards that Immediately Vest ($)		In-the-Money Value of Outstanding Stock Option Awards or SARs that Immediately Vest ($)		Total Value of Benefit ($)

Dennis S. Hudson, III
Upon Termination without Cause or Resignation for Good Reason (1)	2	(2)	$1,300,000	$27,789	—		—		$1,327,789
Upon Death or Disability (1)	2	(2)	1,300,000	27,789	$1,797,570	(3)	$231,291	(3)	3,356,650
Upon Termination Following a Change-in-Control (1)	3		1,950,000	41,683	1,797,570	(3)	231,291	(3)	4,020,544
Upon Change-in-Control without Termination	—		—	—	1,797,570	(3)	231,291	(3)	2,028,861

Stephen A. Fowle
Upon Death, Disability	—		—	—	$765,148	(3)	—		$765,148
Upon Termination Following a Change-in-Control (4)	1		$480,000	$14,181	765,148		—		1,259,329
Upon Change-in-Control without Termination	—		—	—	765,148		—		765,148

Charles K. Cross, Jr.
Upon Death or Disability	—		—	—	$719,265	(3)	$100,038	(3)	$819,303
Upon Termination Following a Change-in-Control (4)	1		$400,000	$31,975	719,265		100,038		1,251,278
Upon Change-in-Control without Termination	—		—	—	719,265		100,038		819,303

David D. Houdeshell
Upon Death or Disability	—		—	—	$677,935	(3)	$97,345	(3)	$775,280
Upon Termination Following a Change-in-Control (4)	1		$340,000	$28,195	677,935		97,345		1,143,475
Upon Change-in-Control without Termination	—		—	—	677,935		97,345		775,280

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Name	Term (in years) (#)	Cash Severance ($)	Value of Other Annual Benefits ($)	Total Value of Outstanding Stock Awards that Immediately Vest ($)		In-the-Money Value of Outstanding Stock Option Awards or SARs that Immediately Vest ($)		Total Value of Benefit ($)

Charles M. Shaffer
Upon Death or Disability	—	—	—	$641,504	(3)	$96,388	(3)	$737,892
Upon Termination Following a Change-in-Control (4)	1	$350,000	$28,382	641,504		96,388		1,116,273
Upon Change-in-Control without Termination	—	—	—	641,504		96,388		737,892

William R. Hahl
Upon Death, Disability	—	—	—	$217,683	(3)	$11,940	(3)	$229,623
Upon Termination Following a Change-in-Control (4)	2	$620,000	$71,177	217,683		11,940		920,800
Upon Change-in-Control without Termination	—	—	—	217,683		11,940		229,623

(1)	As provided for in Mr. Hudson’s employment agreement, the Bank would continue to pay to Mr. Hudson or his estate or beneficiaries his annual base salary, including any other cash compensation to which he would be entitled at termination date, for the period indicated under Term. In addition, the Bank would continue to pay the insurance premium for Mr. Hudson, his spouse and eligible dependents for continued participation in any group medical, dental, vision and/or prescription drug plan benefits (including any excess COBRA cost of coverage) for the term indicated or until his earlier death. In the case of termination without cause or resignation for good reason, Mr. Hudson’s severance for the Term also would include an amount equal to his highest annual bonus for the previous three full fiscal years. In the case of termination without cause or resignation for good reason within twelve months following a change in control, severance payments would be made in a lump sum.

(2)	The initial term of agreement is three years, but benefits under the agreement are paid for the Term as indicated in the table.

(3)	As provided for in the equity plan document.

(4)	As provided for in the respective change in control agreement, the Company shall pay the executive officer in a lump sum in cash within thirty (30) days after the date of termination the aggregate of the: (i) base salary through the termination date to the extent not paid (assumed already paid in table above), (ii) annual bonus (prorated in the event that the executive was not employed by the Company for the whole of such fiscal year), and (iii) annual base salary and annual bonus, multiplied by the Term as indicated in the table. Annual base salary is equal to 12 times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the executive officer by the Company in the 12-month period immediately preceding the month in which the triggering event occurs. Annual bonus is equal to the executive officer’s highest annual bonus for the last three full fiscal years prior to the triggering event. All unvested stock options and restricted stock of the Company held by the executive officer shall immediately and fully vest on termination. In addition, for the Term indicated, the Company will pay or provide to the executive officer or eligible dependents “Other Annual Benefits.” “Other Annual Benefits” include Company-paid profit-sharing contributions, medical, prescription, dental, employee life, group life, accidental death and travel accident insurance plans and programs paid by the Company prior to the change in control. If the executive officer’s employment is terminated by reason of death, disability, retirement or for cause within the term indicated following a change in control, no further payment is owed to the executive except for accrued obligations, such as earned but unpaid salary and bonus.

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PROPOSAL 1
ELECTION OF DIRECTORS

General

Seacoast views talent as our primary competitive advantage. Our talent focus starts with our non-employee directors, the individuals appointed to act on behalf of shareholders by overseeing critical aspects of our business strategy, operations, risk management and governance efforts. Our belief is that superior talent in the board room will generate exceptional levels of customer service, financial performance and, ultimately, superior shareholder returns compared to alternative investments. To this end, the Board is committed to identifying the best available talent to make meaningful contributions to our business and fully execute their duties and responsibilities on behalf of shareholders. The profile of our Board continues to evolve in response to the needs of a dynamic and growing organization. Our Board of Directors, led by our Lead Director, is expected to play a meaningful role in helping Seacoast develop, test and implement our business, risk management, talent and reward strategies. The Board’s activities are focused on representing our shareholders in ways that position Seacoast to create significant value for customers, employees and our shareholders within a risk appropriate framework.

As of the date of this proxy statement, Seacoast’s Board of Directors consists of twelve members divided into three classes, serving staggered three year terms as provided in our Articles of Incorporation.

The Annual Meeting is being held to, among other things, re-elect five Class II directors of Seacoast, each of whom has been nominated by the Compensation and Governance Committee (“CGC”) of the Board of Directors. All of the nominees are presently directors of Seacoast and also serve as members of the Board of Directors of Seacoast National Bank (the “Bank”). The members of the Boards of Directors of the Bank and the Company are the same except for Dale M. Hudson, who is currently a director of the Bank only. If elected, each Class II director nominee will serve a three year term expiring at the 2019 Annual Meeting and until their successors have been elected and qualified.

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Currently, the Board of Directors is classified as follows:

Class	Term	Names of Directors
Class I	Term Expires at the 2018 Annual Meeting	Jacqueline L. Bradley H. Gilbert Culbreth, Jr. Christopher E. Fogal
Class II	Term Expires at the 2016 Annual Meeting	Dennis J. Arczynski Maryann Goebel Roger O. Goldman Dennis S. Hudson, Jr. Thomas E. Rossin
Class III	Term Expires at the 2017 Annual Meeting	Stephen E. Bohner T. Michael Crook Julie H. Daum Dennis S. Hudson, III

Manner for Voting Proxies

All shares represented by valid proxies, and not revoked before they are exercised, will be voted in the manner specified therein. If a valid proxy is submitted but no vote is specified, the proxy will be voted FOR the election of each of the five nominees for election as directors. Please note that banks and brokers that do not receive voting instructions from their clients are not able to vote their client’s shares in the election of directors. Although all nominees are expected to serve if elected, if any nominee is unable to serve, then the persons designated as proxies will vote for the remaining nominees and for such replacements, if any, as may be nominated by the CGC. Proxies cannot be voted for a greater number of persons than the number of nominees specified herein (five persons). Cumulative voting is not permitted.

The affirmative vote of the holders of shares of Common Stock representing a plurality of the votes cast at the Annual Meeting at which a quorum is present is required for the election of the directors listed below. However, to provide shareholders with a meaningful role in uncontested director elections, which is the case for the election of the director nominees listed below, our Corporate Governance Guidelines provide that if any director nominee receives a greater number of votes “withheld” for his or her election than votes “for” such election, then the director will promptly tender his or her resignation to the Board following certification of the shareholder vote, with such resignation to be effective upon acceptance by the Board of Directors. The CGC would then review and make a recommendation to the Board of Directors as to whether the Board should accept the resignation, and the Board would ultimately decide whether to accept the resignation. The Company will disclose its decision-making process regarding the resignation in a Form 8-K furnished to the SEC. In contested elections, the required vote would be a plurality of votes cast and the resignation policy would not apply. Further details of this policy and the corresponding procedures are set forth in our Corporate Governance Guidelines, available on our website at www.seacoastbanking.com.

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The five nominees have been nominated by Seacoast's Compensation and Governance Committee, and the Board of Directors unanimously recommends a vote “FOR” the election of all five nominees listed below.

Nominees to be Re-Elected at the Annual Meeting

Dennis J. Arczynski, age 64, is the chairman of the Enterprise Risk Management Committee, is a member of the Audit Committee, and has been a director of the Company since 2013 and a director of the Bank since 2007.

Mr. Arczynski has been a risk management, corporate governance, regulatory affairs and banking consultant since 2007. He previously served for 33 years in various managerial and examiner positions in the U.S. Office of the Comptroller of the Currency’s (the “OCC”) headquarters in Washington, D.C. and in several other OCC districts until 2007.

As a National Bank Examiner with the OCC, Mr. Arczynski was responsible for the supervision and examination of the largest and most complex mid-size banks, community banks and trust companies; provided guidance to banks in all facets of commercial banking and fiduciary operations including international activities; performed risk assessment and conducted BSA/AML reviews and examinations of internationally active banks; and developed formal enforcement actions and corrective action plans for struggling and deficient institutions. Mr. Arczynski’s other positions of responsibility with the OCC included Assistant Director for Trust Operations, Special Assistant to the Senior Deputy Comptroller (FFIEC Liaison), Associate Director for Financial Management (Financial Systems and Review) and Field Office Manager (Miami Field Office). His duties included the formation of national policies and programs, development of OCC supervisory initiatives, establishment of interagency relations, drafting regulations and writing OCC examiner handbooks. Mr. Arczynski received his Bachelor’s degree from University of Maryland in Finance and his Masters from Johns Hopkins University.

In making the determination that Mr. Arczynski should be a nominee for director of Seacoast, the CGC considered these qualifications and his qualification as an independent director, as well as:

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•	his knowledge of the most effective management practices of the largest and most complex mid-size banks;

•	his expertise in all facets of commercial banking and fiduciary operations, including risk assessment and BSA/AML;

•	his risk management, corporate governance, and regulatory background specific to the financial services industry; and

•	his public service which provides the Board of Directors with an alternative perspective in the areas of government relations and regulatory matters that impact the Company.

Maryann Goebel, age 65, is a member of the Company’s Audit Committee, Enterprise Risk Management Committee and Compensation and Governance Committee, and has been a director of Seacoast since February 2014.

Ms. Goebel has been an independent IT management consultant since 2012. She served as executive vice president and chief information officer of Fiserv, Inc. (NASDAQ: FISV) from 2009 to July 2012. In this role, she was responsible for all internal Fiserv IT systems (infrastructure and applications), as well as IT infrastructure, operations, engineering and middleware services for Fiserv clients who chose to outsource the processing of their Fiserv applications.

In her 40+ year career, Ms. Goebel has shaped the strategic direction of information technology for major corporations around the world, serving in the critical role of chief information officer for: DHL Express from 2006 to 2009; General Motors North America from 2003 to 2006; General Motors Europe from 1999 to 2001; General Motors Truck Group from 1997 to 1999; Bell Atlantic NYNEX Mobile (now Verizon Mobile) from 1995 to 1997; and Frito-Lay from 2001 to 2002. She has also held senior IT leadership positions at Texas Instruments, Inc., Aérospatiale Helicopter Corporation, and the Southland Corporation, among others. Ms. Goebel received the “100 Leading Women in the North American Auto Industry” award in 2005. She also received an award for outstanding professional achievement from her alma mater, Worcester Polytechnic Institute, where she earned a Bachelor of Science degree in mathematics.

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In making the determination that Ms. Goebel should be a nominee for director of Seacoast, the CGC considered these qualifications and her qualification as an independent director, as well as:

•	her knowledge of complex information technology environments and focus on innovation;

•	her expertise in strategizing and implementing best-practice processes, tools and structure that are essential to supporting a superior customer experience;

•	her extensive experience in aligning IT objectives with corporate priorities; and

•	her leadership and ability to help transform Seacoast into an organization that uses technology to deliver state-of-the-art customer services.

Roger O. Goldman, age 71, has been the Board’s Lead Director since November 2012 and a director of Seacoast since February 2012.

Mr. Goldman has been a director of American Express Bank FSB, a federally chartered savings bank located in Salt Lake City, Utah (“AEBFSB”) since 2005, and is chairman of its audit and risk committee[5]. In January 2015, Mr. Goldman was appointed lead independent director for AEBFSB. He also serves on its compliance committee and executive committee.

In addition, Mr. Goldman is President and managing partner of Berkshire Opportunity Fund, which he founded in 2008 to provide financing and mentoring for small businesses in the Northeast. From 2009 to 2010, Mr. Goldman served as temporary volunteer CEO for 1Berkshire to create a powerful economic development engine for the Berkshires by integrating the work of four primary economic development agencies and raising larger and more sustainable funding. From 1997 to 2000, Mr. Goldman was president and chief executive officer of Global Sourcing Services, LLC, a start-up venture specializing in outsourced marketing services and account acquisition and customer retention programs, which he grew to a substantial size before it was sold.

5 AEBFSB has entered into various consent orders with each of the Office of the Comptroller of the Currency and the Consumer Financial Protection Bureau regarding certain compliance related matters that AEBFSB should resolve. AEBFSB also paid certain civil money penalties, provided remuneration to certain customers and agreed to make certain enhancements to its compliance and vendor oversight programs.

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Mr. Goldman’s extensive banking experience also includes management positions at Citicorp from 1969 to 1983; service as president and chief executive officer of Redwood Bank, a community bank in San Francisco, California, from 1983 to 1986; executive vice president and senior operating officer of Coreast Savings Bank from 1989 to 1991; and executive vice president in charge of the community banking group of NatWest Bancorp (with $31 billion in assets) from 1991 to 1996 where he was responsible for managing all consumer and small business activities. In addition, he previously served on the boards of several public and private corporations, including Minyanville (a new media company), Cyota (an Internet security company), and American Express Centurion Bank, where he also served as a member of the audit committee. He is Chairman Emeritus of the Lighthouse International, a charitable foundation for the visually impaired which is headquartered in New York, and is the former Chairman of the Juvenile Diabetes Research Foundation. Mr. Goldman received his Bachelor’s degree from New York University in Marketing and his Juris Doctorate from the Washington College of Law at American University. He is an emeritus member of the New Jersey bar and former member of the Washington D.C. bar.

In making the determination that Mr. Goldman should be a nominee for director of Seacoast, the CGC considered these qualifications and his qualification as an independent director, as well as:

•	his diversity of leadership experience in the financial services industry, particularly with respect to his retail banking and consumer and small business lending background;

•	his marketing and risk management expertise;

•	his legal background and knowledge of corporate governance matters;

•	his knowledge of and associations in the Palm Beach County market; and

•	his considerable insights and perspectives garnered from years of service on public, private and not-for-profit boards.

Dennis S. Hudson, Jr., age 88, is a member of the Enterprise Risk Management Committee and has been a director of Seacoast since 1983.

Mr. Hudson retired in June 1998 after a 48-year career with the Company and Bank. He served as Chairman of the Board of Seacoast from 1990 to June 1998. Prior thereto, he served as Chief Executive Officer of Seacoast from 1983 until 1992, President of Seacoast from 1983 until 1990 and Chairman of the Bank from 1969 until 1992.

Mr. Hudson also served on the board of the Miami Branch of the Federal Reserve Bank of Atlanta from 1983 to 1985. Active in the community and with charitable organizations, he has served as chairman of the American Red Cross of Martin County, president of the Stuart Rotary, and as a director of Hospice of Martin County.

In making the determination that Mr. Hudson should be a nominee for director of Seacoast, the CGC considered these qualifications, as well as:

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•	his significant experience in the financial services industry and the organization, including his prior service as Chief Executive Officer of the Company, which provides a unique understanding of our operations;

•	his tenure as director that spans a full range of banking and economic cycles affecting the Company; and

•	his stature in the local community, including the leadership positions with the community organizations discussed above.

Thomas E. Rossin, age 82, is a member of the Enterprise Risk Management Committee and has been a director of Seacoast since 2004.

Mr. Rossin has been a practicing attorney in West Palm Beach, Florida, since 1993, currently serving as management chairman with the firm of St. John, Rossin & Burr, PLLC. He served as a Florida State Senator from 1994 to 2002, the last two years as minority leader, and was a candidate for Florida Lt. Governor in 2002.

Mr. Rossin founded Flagler National Bank in 1974, serving as president, chief executive officer and director and growing it to the largest independent bank in Palm Beach County with over $1 billion in assets. Forming The Flagler Bank Corporation, the holding company for Flagler National Bank, in 1983 and serving as president, chief executive officer and director, he took it public in 1984 and facilitated the acquisition of three financial institutions, until both Flagler National Bank and the holding company were sold in 1993 to SunTrust Bank. Prior thereto, Mr. Rossin was vice chairman and director of First Bancshares of Florida, Inc. after consolidating four banks under one charter, including First National Bank in Riviera Beach at which he served as president and chief executive officer. He has served as past president of the Community Bankers Association of Florida and Palm Beach County Bankers Association, and is a member of the Palm Beach County Bar Association, American Bar Association and the Florida Bar Association. In March 2014, Mr. Rossin received the Exemplary Elected Official Award from the Forum Club of the Palm Beaches.

In making the determination that Mr. Rossin should be a nominee for director of Seacoast, the CGC considered these qualifications and his qualification as an independent director, as well as:

•	his legal background and, in particular, his knowledge of legal issues related to financial institutions and underlying corporate governance matters;

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•	his public service which, combined with his legal background, provides the Board of Directors with knowledge in the areas of government relations and regulatory matters that impact the Company;

•	his significant experience in the financial services industry; and

•	his experience with the Company.

Directors Whose Terms Extend Beyond the Annual Meeting

Stephen E. Bohner, age 63, is a member of the Enterprise Risk Management Committee, chairman of the Bank’s Directors Credit Risk Committee and has been a director of Seacoast since 2003.

Mr. Bohner has been president and owner of Premier Realty Group, a real estate company located in Sewall’s Point, Florida, specializing in the sale of luxury homes, since 1987.

In addition to his 38 years of experience in real estate, Mr. Bohner is actively involved in several professional and community organizations, having served as president of the Greater Martin County Association of Realtors and The Pine School. He was awarded the Realtor Association’s Distinguished Service Award in 2001, and has served on numerous professional standards’ panels in arbitration hearings and chaired the Realtors Association’s grievance committee. Mr. Bohner is a graduate of Vanderbilt University with dual degrees in Business and Economics.

In making the determination that Mr. Bohner should remain a director of Seacoast, the CGC considered these qualifications and his qualification as an independent director, as well as:

•	his business leadership and expertise in real estate, which provides the Board of Directors with valuable insight related to local real estate markets in which the Bank’s customers are located and helps the Board make critical judgments regarding the Bank’s lending activities since such judgments rely upon the proper valuation of real estate;

•	his business leadership and entrepreneurial and management skills developed over the past 38 years;

•	his stature in the local community garnered from his years of professional and community involvement; and

•	his experience with the Company.

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Jacqueline L. Bradley, age 58, was elected as a director of the Bank in October 2014, is chairman of the Bank’s Trust Committee and has been a director of Seacoast since May 2015.

Ms. Bradley served as a director of BankFIRST from April 2005 until BANKshares was acquired by Seacoast on October 1, 2014. During her tenure at BankFIRST, she served on BankFIRST’s Special Assets Committee and Audit Committee. Ms. Bradley has served on the Orange County Tourist Development Council since 2010.

Ms. Bradley served on the finance committee for the Central Florida Expressway Authority from 2012 to 2013 and on the board of directors of the Greater Orlando Aviation Authority from 2000 to 2009. She is also a member of the board of directors of the Boys & Girls Club of Central Florida (since 1998), serving as chairperson in 2002 and 2003, and a member of the boards of the Studio Museum in Harlem (since 2006) and The Lawrenceville School in Lawrenceville, New Jersey (since 2008). Ms. Bradley provides support to charities throughout the Central Florida community, and has served on the boards of the Florida Arts Council (2003-2008) and the Cornell Museum of Fine Arts. Ms. Bradley has had a 20-year career in financial services, including seven years with SunTrust Bank in Central Florida, culminating in her last position as senior vice president leading its Private Client Group (1999-2002). Her previous experience also includes eight years as vice president with Moody’s Investors Services and 3 years providing consulting services for McKinsey Management Consultants and Touché Ross. Ms. Bradley received her Bachelor of Arts degree in Economics and Political Science from Yale College, and her Master’s degree in Business Administration from Columbia University Graduate School of Business with a concentration in Finance and Marketing.

Ms. Bradley’s appointment to the Board of Directors is pursuant to the Merger Agreement under which BANKshares merged with and into Seacoast. Pursuant to the Merger Agreement, Seacoast was required to appoint one former BANKshares’ director to our Board of Directors.

In making the determination that Ms. Bradley should remain a director of Seacoast, the CGC considered these qualifications and her qualification as an independent director, as well as:

•	her diversity of management experience in the financial services industry;
•	her knowledge of, and stature and philanthropic service to, the Central Florida market, which is valuable in understanding the customer segments in this market; and
•	her ability to provide guidance to the Board of Directors regarding accounting and financial matters.

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T. Michael Crook, age 68, is a member of the Enterprise Risk Management Committee, and has been a director of Seacoast since 2003.

Mr. Crook has been a principal with the public accounting firm of Proctor, Crook, Crowder & Fogal, P.A., a BDO affiliate firm, located in Stuart, Florida, since 1976 and a Certified Public Accountant (“CPA”) since 1975. He was a member of Barnett Bank’s Martin County board of directors for 11 years from 1986 to 1997.

Mr. Crook is also active in the community, having previously served as director and president of the Economic Council and Stuart Kiwanis Club, former director and chairman of the audit committee of Scripps Florida Funding Corp. and Stuart/Martin County Chamber of Commerce, and past chairman of the Indian River Community College Accounting Advisory Committee. Mr. Crook’s professional affiliations include the American Institute of Certified Public Accountants, the Management Advisory Services Division of the American Institute of Certified Public Accountants, and the local legislative contact for the Florida Institute of Certified Public Accountants.

In making the determination that Mr. Crook should remain a director of Seacoast, the CGC considered these qualifications, as well as:

•	his business experience and sound business judgment;

•	his accounting expertise as a CPA for more than 40 years, and his ability to provide guidance to the Board of Directors regarding accounting and financial matters;

•	his stature in the local community, including through service on the boards of the community organizations discussed above; and

•	his experience with the Company.

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H. Gilbert Culbreth, Jr., age 70, is chairman of the Company’s Compensation and Governance Committee and has been a director of Seacoast since 2008.

Mr. Culbreth has been chief executive officer and owner of Gilbert Chevrolet Company, Inc., a car dealership located in Okeechobee, Florida, for over 40 years. He also owns and manages Gilbert Ford, another car dealership in Okeechobee, Florida. Mr. Culbreth was previously a member of Big Lake Financial Corporation’s (“Big Lake”) board of directors for 10 years prior to the acquisition of Big Lake by Seacoast in April 2006, and has served on the Bank’s board of directors since the acquisition.

In addition, Mr. Culbreth is president of several other family businesses, including: Culbreth Realty, Inc. (a real estate brokerage company), Parrott Investments, Inc. (a holding company for two other businesses), Gilbert Cattle Co., LLC (a cattle operation), Grace Marine (a watercraft sales company), Gilbert Aviation Inc. (an aircraft sales and service company), Gilbert Oil Company, LLC and Gilbert Trucking, Inc. Mr. Culbreth is a former director of the Florida Council on Economic Education, the Okeechobee County Board of Realtors, the Okeechobee Economic Council, and the United Way of Okeechobee and is a member of the Masonic Lodge.

In making the determination that Mr. Culbreth should remain a director of Seacoast, the CGC considered these qualifications and his qualification as an independent director, as well as:

•	his diversity of business experience for more than 40 years in the Okeechobee, Florida market, which is valuable in understanding the customer segments in this market;
•	his entrepreneurial and management skills;
•	his stature in and knowledge of the local community; and
•	his experience with the Company.

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Julie H. Daum, age 61, is a member of the Compensation and Governance Committee and has been a director of Seacoast since 2013.

Ms. Daum has been a senior director of Spencer Stuart, a privately-held global executive search firm, since 1993. As co-head of the North American Board and CEO Practice at Spencer Stuart, she has helped place over 1,000 directors on corporate boards, including the boards of Coach, Delta Air Lines, American Express, CVS Caremark, General Motors and Amazon.

Prior to her work at Spencer Stuart, Ms. Daum was the executive director of the corporate board resource at Catalyst, where she managed all board of directors’ activities and worked with companies to identify qualified women for their boards. A widely renowned expert on corporate governance topics, Ms. Daum was recognized by the National Association of Corporate Directors (“NACD”) as one of the top 100 most influential leaders in corporate governance in 2013. Ms. Daum also advises corporate boards on succession planning for themselves and their CEOs, as well as best practices and governance issues. Each year, Ms. Daum develops the Spencer Stuart Board Index, a publication detailing trends at national boardrooms. She also co-founded and developed a program for board members entitled “Fresh Insights and Best Practices for Directors” at the Wharton School of the University of Pennsylvania, where she earned her MBA.

In making the determination that Ms. Daum should remain a director of Seacoast, the CGC considered these qualifications and her qualification as an independent director, as well as:

•	her expertise in recruiting, human resources and corporate governance;

•	her associations in the Florida market and insights and perspectives on public, private and not-for-profit boards;

•	her stature in the corporate governance community garnered from her years of professional involvement; and

•	her ability to serve as a mentor and catalyst to bring more women into senior leadership positions with the Company.

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Christopher E. Fogal, age 64, is chairman of the Company’s Audit Committee and has been a director of Seacoast since 1997.

Mr. Fogal is a certified public accountant and principal with the public accounting firm of Proctor, Crook, Crowder & Fogal, P.A., a BDO affiliate firm, located in Stuart, Florida. He was the managing partner of Fogal & Associates from 1979 until the firm merged with Proctor Crook in 2009.

Mr. Fogal served on the board of directors of Port St. Lucie National Bank until it was acquired by Seacoast in 1996. Currently, Mr. Fogal is treasurer of the St. Lucie County Economic Development Council. He has also served as past chairman of the Treasure Coast Private Industry Council and past president of the St. Lucie County Chamber of Commerce, and is active in a number of professional organizations including the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

In making the determination that Mr. Fogal should remain a director of Seacoast, the CGC considered these qualifications and his qualification as an independent director, as well as:

•	his accounting expertise as a Certified Public Accountant (“CPA”) for over 40 years, including audits of public companies regulated by the SEC, which provides the Board of Directors with guidance related to internal controls and financial and accounting matters;

•	his business, management and decision-making skills, including his experience as managing partner of an accounting firm for 30+ years;

•	his stature and knowledge of the local community; and

•	his experience with the Company.

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Dennis S. Hudson, III, age 60, serves as Chairman and has been a director of Seacoast since 1984.

Mr. Hudson was named Chairman of Seacoast in July 2005, and has served as Chief Executive Officer of the Company since June 1998. Mr. Hudson has also served as Chairman and Chief Executive Officer of the Bank since 1992. He served as President of Seacoast from June 1998 to July 2005, after serving in various positions with the Company and the Bank since 1978.

Mr. Hudson also serves on the board of directors and the audit committee of Chesapeake Utilities Corporation (ticker: CPK), a public gas and electric utilities company headquartered in Dover, Delaware, which merged with Florida Public Utilities Company (“FPU”) in 2009. Prior to that time, he served as a member of the board of directors of FPU. In November 2015, Mr. Hudson was appointed as an independent director to PENN Capital Funds, a mutual fund group managed by PENN Capital Management. He was also a member of the board of directors of the Miami Branch of the Federal Reserve Bank of Atlanta from 2005 through 2010.

Mr. Hudson is actively involved in the community, having served on the boards of the Martin County YMCA Foundation, Council on Aging, The Pine School, the Job Training Center, American Heart Association, Martin County United Way, the Historical Society of Martin County and as chairman of the board of the Economic Council of Martin County, on which he still serves. He has been recognized for his achievements with several awards including the Florida Senate Medallion of Excellence Award presented by Florida Senator Ken Pruitt in 2001. Mr. Hudson is a graduate of Florida State University with dual degrees in Finance and Accounting, and a Master’s degree in Business Administration.

In making the determination that Mr. Hudson should remain a director of Seacoast, the CGC considered these qualifications, as well as:

•	his significant experience in the financial services industry and the organization, including his service as Chairman and Chief Executive Officer of the Company, which provides a unique understanding of our operations;

•	his knowledge and relationships with the institutional investor community, including the Company’s past and present institutional investors;

•	his service on other public company boards, which provides insight regarding general public company operations, policies, internal controls and corporate governance, which is useful and applicable to Seacoast; and

•	his stature in the local community, including through service on the boards of the non-profit organizations discussed above.

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Candidates Selected for Future Appointment as Directors

On March 23, 2016, the Company announced the selection of two new highly qualified individuals who we intend to appoint to our Board in 2016. We expect to appoint Mr. Herbert Lurie to the Board at our April 2016 board meeting, and expect to appoint Mr. Timothy Huval at a board meeting to be held after mid-year 2016.

Herbert Lurie, age 55, was Senior Managing Director and Chairman of the Financial Institutions Group of Guggenheim Securities from June 2011 to April 2016, and is now a senior advisor at the firm. Previously, he led the Global Financial Institutions Group at Merrill Lynch and was a member of Merrill Lynch's Global Investment Banking Management Committee. One of the nation’s most experienced advisors to financial institutions, Mr. Lurie has advised on numerous financial institution transactions around the world. He began his Wall Street career as an M&A and securities attorney at Simpson Thacher & Bartlett LLP.
Mr. Lurie holds a JD from the University of California at Berkeley, an MA in Clinical Psychology from Columbia University, and a dual BS in Finance and Economics from the University at Albany.

Timothy Huval, age 49, is the Chief Human Resources Officer of Humana Inc., a leading health and well-being company, where he serves as a member of the management team and is responsible for all aspects of human resources and business services. Prior to joining Humana in January 2013, Mr. Huval spent 10 years at Bank of America in multiple senior-level roles, including Human Resources executive and Chief Information Officer for Global Wealth & Investment Management. While at Bank of America, Huval served as chair of their Consumer Banking, Business Banking and Enterprise Client Coverage Diversity & Inclusion Business Council.

Mr. Huval earned a master’s degree in public administration from Brigham Young University, a bachelor’s degree in marketing from Weber State and an associate degree in business management from Salt Lake Community College. He was also awarded an honorary doctorate in Humane Letters from Salt Lake Community College.

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DIRECTOR COMPENSATION

Our compensation program for non-employee directors is designed to achieve the following goals:

•	Appropriately compensate directors for the work required at a company of Seacoast’s size, growth and dynamic business model;

•	Align directors’ interests with the long-term interests of Seacoast’s shareholders; and

•	Make meaningful adjustments every few years, rather than small annual adjustments.

Non-Employee Director Compensation Structure

Annual Retainer paid to All Non-employee Directors of the Company or the Bank:
Cash (1)	$37,500
Stock Award (2)	$37,500
Annual Committee Chair Retainer (except Audit Committee) (3)	$10,000
Annual Audit Committee Chair Retainer	$15,000

(1)	To further align directors’ interests with long-term shareholder interests, directors may elect to receive all or a portion of their annual cash retainer in Company common stock. For 2016, directors may also elect to receive up to a maximum of 30% of their annual cash retainer in the form of non-qualified options to purchase shares of Company common stock.

(2)	Paid under the 2013 Incentive Plan following election or reelection at each annual meeting of shareholders.

(3)	Includes Bank committee chair fees. Exclusive of Audit Committee Chair fee. The retainer paid to the Enterprise Risk Management Committee Chair was increased to $15,000 for 2016.

All cash retainers are paid in quarterly installments. Directors may elect to receive all or a portion of their cash compensation in the form of Company common stock. Retainers are pro-rated for directors who join or leave the Board or have a change in Board role during a quarterly period.

There were no changes to director compensation for fiscal year 2015 compared to 2014. However, as noted above, beginning in 2016, directors may elect to receive up to a maximum of 30% of their annual cash retainer in the form of non-qualified options to purchase shares of Company common stock.

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Non-employee directors are also reimbursed for their travel, lodging and related expenses incurred in connection with attending board, committee and shareholders meetings and other designated Company events. Executive officers who are also directors do not receive any compensation for services provided as a director.

Lead Director Compensation & Agreement

The Board appointed Roger Goldman as independent lead director in November 2012. Mr. Goldman’s compensation reflects the additional time commitment for this role compared to other non-employee directors, the enhanced credibility with the investment community his affiliation with Seacoast provides the Company, and the improved performance and effectiveness of the Board under his leadership. His significant role is more fully described under the section entitled “Board Leadership Structure”.

On March 1, 2014, the Company entered into a three-year agreement with Lead Director Goldman which automatically renews for successive three-year terms on the first day of each month following the effective date. Under the agreement, Lead Director Goldman receives an additional annual retainer of $275,000 for his service as Lead Director, paid in a combination of cash, restricted stock and other stock-based awards as mutually agreed by the Company and the Lead Director. Upon signing of the agreement, he also received a stock option to purchase 200,000 shares of Seacoast Common Stock at an exercise price equal to the fair market value of the stock on the grant date ($10.78). The stock option vests on a pro rata monthly basis from March 1, 2014 to February 28, 2017. The stock option may become vested and exercisable as to one-half of the then-unvested shares in the event of Lead Director Goldman’s death or disability. The option will become fully vested and exercisable upon the earliest of (i) the occurrence of a change in control (as defined in the agreement), or (ii) the termination of Lead Director Goldman’s continuous service, or status as Lead Director, by the Company for any reason (including any situation in which he is not re-elected to the Company’s Board or as Lead Director). In addition, under the agreement, Lead Director Goldman receives a $20,000 annual housing allowance, is provided with office space in a Company-owned facility, and is reimbursed for company-related travel expenses, reasonable customer or staff entertainment expenses and extraordinary use of his office staff.

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Director Stock Ownership Policy

To align the interests of our directors and shareholders, our Board of Directors believes that directors should hold a significant financial stake in Seacoast. Consequently, our Corporate Governance Guidelines require that directors own Seacoast stock equal in value to a minimum of three times their base annual retainer. Each director must retain 75 percent of the shares from their retainer until reaching the minimum share ownership requirement, and after the ownership target is met, must retain at least 50 percent of the shares for one year.

The table below sets forth the total compensation paid to Board members who are not employees of the Company or the Bank for fiscal year 2015.

2015 DIRECTOR COMPENSATION TABLE

Director	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)

Dennis J. Arczynski	$47,500		$37,515	—	—		$85,015
Stephen E. Bohner	47,500		37,515	—	—		85,015
Jacqueline L. Bradley (3)	37,500		37,515	—	—		75,015
T. Michael Crook	37,500	(4)	37,515	—	—		75,015
H. Gilbert Culbreth, Jr.	47,500		37,515	—	—		85,015
Julie H. Daum	37,500	(4)	37,515	—	—		75,015
Christopher E. Fogal	62,500		37,515	—	—		100,015
Maryann Goebel	37,500		37,515	—	—		75,015
Roger O. Goldman	312,500	(4)	37,515	—	$20,000	(5)	370,015
Robert B. Goldstein(6)	35,625		37,515	—	—		85,015
Dale M. Hudson (7)	37,500		37,515	—	—		75,015
Dennis S. Hudson, Jr.	37,500		37,515	—	—		75,015
Thomas E. Rossin	47,500		37,515	—	—		85,015
Edwin E. Walpole, III	37,500	(3)	37,515	—	—		75,015

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(1)	A breakdown of the fees earned or paid in cash to each director is provided below.

Name	Retainer for Service as Director ($)	Retainer for Service as Lead Director ($)	Chair Fees ($)		Total Fees Earned or Paid in Cash ($)
Dennis J. Arczynski	$37,500	—	$10,000		$47,500
Stephen E. Bohner	37,500	—	10,000		47,500
Jacqueline L. Bradley	37,500	—	—		37,500
T. Michael Crook	37,500	—	—		37,500
H. Gilbert Culbreth, Jr.	37,500	—	10,000		47,500
Julie H. Daum	37,500	—	—		37,500
Christopher E. Fogal	37,500	—	25,000	(A)	62,500
Maryann Goebel	37,500	—	—		37,500
Roger O. Goldman	37,500	$275,000	—		312,500
Robert B. Goldstein	28,125	—	7,500		35,625
Dale M. Hudson	37,500	—	—		37,500
Dennis S. Hudson, Jr.	37,500	—	—		37,500
Thomas E. Rossin	37,500	—	10,000		47,500
Edwin E. Walpole, III	37,500	—	—		37,500

(A) Mr. Fogal received $15,000 as Audit Committee Chair and $10,000 as the Bank’s Trust Committee Chair

(2)	A breakdown of the stock awards made to each director in 2015 is provided below in the table entitled “Stock Awards Granted to Directors in 2015”. No stock awards held by directors were outstanding as of December 31, 2015, except the stock option held by Mr. Goldman described under “Lead Director Agreement” above.

(3)	Ms. Bradley was elected to the Bank’s board of directors in October 2014, and was appointed to Seacoast’s Board in May 2015. Her compensation, as reported, reflects her service as director with both boards.

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(4)	The table below shows the cash amounts that the directors deferred into the Directors’ Deferred Compensation Plan (“DDCP”) described below in 2015 and the total number of shares held in the DDCP Seacoast Stock Account and Equity Deferral Account for each director:

Director	Cash Deferred into the DDCP Stock Account in 2015 ($)	Seacoast Shares held in DDCP Equity Deferral Account (#)	Seacoast Shares held in DDCP Stock Account as of Record Date (#)
Dennis J. Arczynski	—	5,949	16,177
Stephen E. Bohner	—	5,949	7,404
Jacqueline L. Bradley	—	3,184	—
T. Michael Crook	$37,500	5,949	32,459
H. Gilbert Culbreth, Jr.	—	5,949	—
Julie H. Daum	37,5000	5,949	3,057
Christopher E. Fogal	—	5,949	627
Maryann Goebel	—	5,653	—
Roger O. Goldman	37,500	5,949	29,959
Robert B. Goldstein	—	—	—
Dale M. Hudson	—	5,949	—
Dennis S. Hudson, Jr.	—	5,949	—
Thomas E. Rossin	—	5,949	—
Edwin E. Walpole, III	18,750	2,975	2,934

(5)	$20,000 housing allowance.

(6)	80% of the compensation earned by Mr. Goldstein as a director was paid to CapGen Capital Advisors LLC. Mr. Goldstein resigned from the Board in September 2015. During 2015, he elected to receive a portion of his quarterly cash compensation in the form of stock awards issued in an equity grant under the 2013 Incentive Plan as set forth below and in the table entitled “Stock Awards Granted to Directors in 2015”. The value listed represents the aggregate grant date fair value as of the respective grant date for each award calculated in accordance with FASB ASC Topic 718. The assumptions made in valuing stock awards reported in this table are discussed in Note J to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2015.

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Director	Grant Date	Shares Received (#)	Per Share Value ($)	Total Value ($)
Goldstein	1/2/2015	172	$13.75	$2,365
	3/31/2015	166	14.27	2,368
	7/1/15	148	15.96	2,362

(7)	Dale Hudson resigned from Seacoast’s Board in May 2015 concurrent with Ms. Bradley’s appointment. He remains on the board of directors of the Bank, and his compensation, as reported, reflects his service as director with both boards.

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stock awards & Options GRANTed to directors in 2015

The following table sets forth certain information concerning stock awards and options granted to directors during 2015.

Name	Grant Date	Stock Awards (#)		Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1) ($)
Dennis J. Arczynski	7/21/15	2,391	(2)	—	—	$37,515
Stephen E. Bohner	7/21/15	2,391	(2)	—	—	37,515
T. Michael Crook	7/21/15	2,391	(2)	—	—	37,515
Jacqueline L. Bradley	7/21/15	2,391	(2)	—	—	37,515
H. Gilbert Culbreth, Jr.	7/21/15	2,391	(2)	—	—	37,515
Julie H. Daum	7/21/15	2,391	(2)	—	—	37,515
Christopher E. Fogal	7/21/15	2,391	(2)	—	—	37,515
Maryann Goebel	7/21/15	2,391	(2)	—	—	37,515
Roger O. Goldman	7/21/15	2,391	(2)	—	—	37,515
Robert B. Goldstein	1/2/15	172		—	—	2,365
	3/31/15	166		—	—	2,368
	7/1/15	148		—	—	2,362
	7/21/15	2,391	(3)	—	—	37,515
Dale M. Hudson	7/21/15	2,391	(2)	—	—	37,515
Dennis S. Hudson, Jr.	7/21/15	2,391	(2)	—	—	37,515
Thomas E. Rossin	7/21/15	2,391	(2)	—	—	37,515
Edwin E. Walpole, III	7/21/15	2,391	(4)	—	—	37,515

(1)	Represents the aggregate grant date fair value as of the respective grant date for each award, calculated in accordance with FASB ASC Topic 718. The assumptions made in valuing stock awards reported in this column are discussed in Note J to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2015.

(2)	All of the shares were deferred into the Company’s Directors’ Deferred Compensation Plan described below.

(3)	Of these shares, 1,912 shares were transferred to CapGen Capital Advisors LLC.

(4)	Half of the shares were deferred into the Company’s Directors’ Deferred Compensation Plan described below.

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Directors’ Deferred Compensation Plan

The Company has a Directors’ Deferred Compensation Plan (“DDCP”) to allow each non-employee director of the Company and the Bank to defer receipt of his director compensation, both cash and equity, until his separation from service with the Company. Each participant account is separated into sub-accounts for cash deferrals (“Cash Deferral Account”) and equity deferrals (“Equity Deferral Account”). Each participant directs how his Cash Deferral Account in the DDCP is invested among the available investment vehicle options, including a Company stock fund (“Stock Account”). The plan’s investment options are reviewed and selected annually by a Committee appointed by the Board of Directors of the Company to administer the plan. No earnings or dividends paid under the DDCP are above-market or preferential.

All amounts paid under the plan are paid in cash from the general assets of the Company, either directly by the Company or via a “rabbi trust” the Company has established in connection with the plan. Nothing contained in the plan creates a trust or fiduciary relationship of any kind between the Company and a participant, beneficiary or other person having a claim to payments under the plan. A participant or beneficiary does not have an interest in his plan account that is greater than that of an unsecured creditor.

Upon a participant’s separation from service, the participant will receive the balance of his Stock Account and/or Equity Deferral Account in shares of Company Common Stock and the balance of his other plan accounts in cash in one of the following three forms specified by the participant at the time of initial deferral election:

•	a lump sum;

•	monthly installments over a period not to exceed five years; or

•	a combination of an initial lump sum of a specified dollar amount and the remainder in monthly installments over a period not to exceed five years.

Upon death of a participant, any balance in his account shall be paid in a lump sum to his designated beneficiary or to his estate.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee, acting pursuant to authority delegated to it by the Board of Directors, appointed Crowe Horwath LLP, an independent registered certified public accounting firm and the Company’s independent auditor for the fiscal year ending December 31, 2015, to serve as the Company’s independent auditor for the fiscal year ending December 31, 2016. Although it is not required to do so, the Board of Directors is submitting the Audit Committee’s appointment of Crowe Horwath LLP for ratification by the shareholders in order to ascertain the views of the shareholders regarding such appointment and as a matter of good corporate practice. If the shareholders should not ratify the appointment of Crowe Horwath LLP, the Audit Committee will reconsider the appointment.

Representatives of Crowe Horwath LLP will be present at the Annual Meeting and will be given the opportunity to make a statement on behalf of the firm, if they so desire, and will also be available to respond to appropriate questions from shareholders.

All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies will be voted for the ratification of the appointment of Crowe Horwath LLP for the fiscal year ending December 31, 2016.

Ratification of this proposal requires approval by the affirmative vote of a majority of votes cast at the Annual Meeting.

The Board of Directors unanimously recommends a vote "FOR" Proposal 2.

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RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Crowe Horwath LLP’s report on Seacoast’s consolidated financial statements for the fiscal year ended December 31, 2015 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Crowe Horwath LLP’s report on Seacoast’s internal control over financial reporting expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015. Crowe Horwath LLP has advised Seacoast that neither the firm nor any of its partners has any direct or material interest in Seacoast and its subsidiaries except as auditors and independent certified public accountants of Seacoast and its subsidiaries.

Independent Registered Public Accounting Firm’s Fees

The following table shows the fees paid or accrued by the Company for the audit and other services for the fiscal years ended December 31, 2015 and 2014, including expenses:

	2015	2014
Audit Fees (1)	$495,000	$472,000
Audit-Related Fees (2)	$108,750	$29,500
Tax Fees	$—	$—
All Other Fees(3)	$35,200	$23,400

(1)	Includes the aggregate fees billed for professional services and expenses rendered for the audit of the Company’s consolidated financial statements, reviews of consolidated financial statements included in the Company’s Forms 10-Q filed during the respective fiscal year, and audit of the Company’s internal control over financial reporting.

(2)	Includes the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements and are not reported under “Audit Fees.” These services primarily relate to audits of the Company’s compliance with certain requirements applicable to the U.S. Department of Housing and Urban Development (HUD) assisted programs, and related attestation reporting thereon. Also includes the aggregate fees billed in 2015 for professional services performed in connection with the Company’s filing of certain registration statements and the related issuance of consents.

(3)	Includes the aggregate fees for professional services and expenses rendered for the audit of the Company’s retirement savings plan.

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Pre-Approval Policy

Under the Audit Committee’s Charter, the Audit Committee is required to approve in advance the terms of all audit services provided to the Company as well as all permissible audit-related and non-audit services to be provided by the independent auditors. All services set forth above under the captions “Audit Fees”, “Audit-Related Fees”, “Tax Fees”, and “All Other Fees” were approved by the Company’s Audit Committee pursuant to SEC Regulation S-X Rule 2-.01(c)(7)(i).

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PROPOSAL 3

ADVISORY (NON-BINDING) VOTE ON COMPENSATION

OF NAMED EXECUTIVE OFFICERS

In accordance with the Exchange Act, we are required to include in this Proxy Statement and present at the Annual Meeting a non-binding shareholder vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation rules of the SEC. This Proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of the Company’s named executive officers as disclosed in this Proxy Statement. The Proposal will be presented at the Annual Meeting in the form of the following resolution:

RESOLVED, that the holders of Common Stock of the Company approve the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in the Company’s Proxy Statement for the Annual Meeting.

This advisory vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board of Directors or creating or implying any additional fiduciary duty on the Board of Directors, nor will it affect any compensation paid or awarded to any executive.  The CGC and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation policies and procedures is to attract and retain experienced, qualified talent critical to our long-term success and enhancement of shareholder value.  Seacoast’s Board of Directors believes that our compensation policies and procedures achieve this objective.

This Proposal 3 requires approval by the affirmative vote of a majority of votes cast at the Annual Meeting.

The Board of Directors unanimously recommends a vote “FOR” Proposal 3.

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other INFORMATION

Certain Transactions and Business Relationships

RELATED PARTY TRANSACTIONS

The Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a Related Party Transaction Policy to guide the Company in connection with all related party transactions. The policy is available on the Company’s website at www.seacoastbanking.com. The Company defines a related party as:

•	any employee, officer, director or director nominee of the Company and/or its subsidiaries;

•	a shareholder (or group of affiliated shareholders) beneficially owning in excess of 5% of the Company (or its controlled affiliates);

•	a shareholder (or group of affiliated shareholders) with the right to designate a director or board observer to the Board of Directors of the Company and/or any of its subsidiaries;

•	an immediate family member of any of the foregoing; and

•	an entity which is owned or controlled by someone listed above, or an entity in which someone listed above has a substantial ownership interest or control of such entity.

The policy requires the Audit Committee or a majority of disinterested members of the Board to approve or ratify a transaction between the Company and any related party (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934), other than:

•	transactions available on similar terms to all employees or customers generally;

•	transactions involving less than $25,000 when aggregated with all similar transactions; and

•	loans made by the Bank in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable loans with parties not related to the lender, and not involving more than the normal risk of repayment or presenting other unfavorable features, and in compliance with applicable law, including the Sarbanes Oxley Act of 2002 and Regulation O of the Board of Governors of the Federal Reserve System.

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The Audit Committee is currently comprised of three directors, Christopher E. Fogal (Chair), Dennis J. Arczynski and Maryann Goebel. None of the current Audit Committee members is or has been an officer or employee of Seacoast or its subsidiaries and each is independent.

Director T. Michael Crook’s brother-in-law is a minority, non-controlling interest in Mayfair Plaza, which leases to the Bank 21,245 square feet of space adjacent to the Seacoast National Center in Stuart, Florida, pursuant to a lease agreement which expires in May 2016. The Bank paid rent of approximately $283,910 on this property in 2015, of which Mr. Crook’s brother-in-law’s individual interest was $48,265. Seacoast believes the terms of this lease are commercially reasonable and comparable to rental terms negotiated at arm’s length between unrelated parties for similar property in Stuart.

Director H. Gilbert Culbreth, Jr. is a controlling shareholder of Gilbert Ford, LLC and Gilbert Chevrolet. Gilbert Ford furnished two new vehicles to the Bank in 2015 in exchange for payments totaling $43,317. Gilbert Chevrolet furnished one new vehicle to the Bank in 2015 in exchange for payments totaling $43,023. The Audit Committee approved the acquisition of these goods and services. Seacoast believes the goods and services were commercially reasonable and comparable to similar transactions negotiated at arm’s length between unrelated parties.

Several of Seacoast’s directors, executive officers and their affiliates, including corporations and firms of which they are directors or officers or in which they and/or their families have an ownership interest, are customers of Seacoast and its subsidiaries. These persons, corporations and firms have had transactions in the ordinary course of business with Seacoast and its subsidiaries, including borrowings, all of which, in the opinion of Seacoast’s management and in accordance with the Bank’s written loan policy, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features. Seacoast and its subsidiaries expect to have such transactions on similar terms with their directors, executive officers, and their affiliates in the future.

As a federally insured bank, the Bank is subject to Regulation O, which governs loans to “insiders”, defined as any executive officer, director or principal shareholder of the Company or the Bank, and their related interests. Regulation O limits loans to insiders and requires that the terms and conditions of credits granted to insiders are substantially the same as those extended to other customers of the Bank. The Bank’s written loan policy requires compliance with the provisions of Regulation O.

The aggregate amount of loans outstanding by the Bank to directors, executive officers, and related parties of Seacoast or the Bank as of December 31, 2015, was approximately $4,008,385, which represented approximately 1.3 percent of Seacoast’s consolidated shareholders’ equity on that date. These loans were made in the ordinary course of business and they did not involve more than the normal risk of collectability or present other unfavorable features.

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CERTAIN FAMILY RELATIONSHIPS

Certain members of the Company’s Board of Directors and management are related. Dennis S. Hudson, Jr. and Dale M. Hudson are brothers. Dennis S. Hudson, III, the Company’s Chairman and Chief Executive Officer, is the son of Dennis S. Hudson, Jr. and the nephew of Dale M. Hudson. Dale Hudson serves on the Bank board of directors, but resigned from Seacoast’s Board at the last annual meeting on May 26, 2015. As an executive officer, Dennis S. Hudson, III’s compensation is approved by the CGC, which is comprised solely of independent directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company’s directors and executive officers, and persons who beneficially own more than 10 percent of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and persons beneficially owning more than 10 percent of the Company’s Common Stock are required to furnish the Company with copies of all Section 16(a) reports they file. Based on the Company’s review of such reports and written representations from the reporting persons, the Company believes that, during and with respect to fiscal year 2015, all filing requirements applicable to its directors, executive officers and beneficial owners of more than 10 percent of its Common Stock were complied with in a timely manner, except for:

•	The Form 4 for Robert B. Goldstein filed on March 19, 2015 which reported the acquisition of 172 shares on January 2, 2015. The Company believes that the Schedule 13D/A filed jointly by CapGen LP, CapGen LLC, Eugene A. Ludwig, Robert Goldstein, John W. Rose and John P. Sullivan on November 16, 2015 reflects Mr. Goldstein’s current holdings.

•	The Form 4 for Stephen E. Bohner filed on November 6, 2015 which reported the disposition of 32 shares on September 18, 2015. The Company believes that the Form 4A filed on February 12, 2016 reflects Mr. Bohner’s current holdings.

•	The Form 4 for William R. Hahl filed on November 13, 2015 which reported the disposition of 5,799 shares on November 10, 2015. The Company believes that the Form 4 filed on March 2, 2016 reflects Mr. Hahl’s current holdings.

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•	The Form 4 for Dennis J. Arczynski filed on January 20, 2016 which reported the acquisition of 8,255 shares on January 14, 2016. The Company believes that the Form 4 filed on February 23, 2016 reflects Mr. Arczynski’s current holdings.

Other Matters

PRINCIPAL OFFICES

The principal executive offices of Seacoast are located at 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995, and its telephone number is (772) 287-4000.

AVAILABILITY OF FORM 10-K

Upon the written request of any person whose proxy is solicited by this Proxy Statement, Seacoast will furnish to such person without charge (other than for exhibits) a copy of Seacoast’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including financial statements and schedules thereto, as filed with the SEC. Requests may be made to Seacoast Banking Corporation of Florida, c/o Corporate Secretary, P.O. Box 9012, Stuart, Florida 34995.

SOLICITION OF PROXIES; EXPENSES

The Board of Directors of the Company is soliciting proxies to be voted at the Annual Meeting. The Company will bear the cost of preparing, printing and mailing the proxy materials and soliciting proxies for the Annual Meeting. In addition to the solicitation of shareholders of record by mail, telephone, electronic mail, facsimile or personal contact, Seacoast will be contacting brokers, dealers, banks, and/or voting trustees or their nominees who can be identified as record holders of Common Stock; such holders, after inquiry by Seacoast, will provide information concerning quantities of proxy materials needed to supply such information to beneficial owners, and Seacoast will reimburse them for the reasonable expense of mailing proxy materials. Seacoast may retain other unaffiliated third parties to solicit proxies and pay the reasonable expenses and charges of such third parties for their services.

NOTICE OF BUSINESS TO COME BEFORE THE MEETING

Management of Seacoast does not know of any matters to be brought before the annual meeting other than those described above. If any other matters properly come before the annual meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

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Shareholder Proposals for 2017

SHAREHOLDER PRPOSALS FOR INCLUSION IN 2017 PROXY STATEMENT

To be considered for inclusion in the Company’s proxy statement and proxy card for the 2017 Annual Meeting of Shareholders, a shareholder proposal must be received at the Company’s principal executive offices no later than December 8, 2016, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed this Proxy Statement.

SHAREHOLDER PROPOSALS FOR PRESENTATION AT 2017 ANNUAL MEETING

If you do not wish to submit a proposal for inclusion in next year’s proxy materials, but instead wish to present it directly at the 2017 Annual Meeting of Shareholders, you must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice (including a notice recommending a director candidate) must be delivered to the Company’s principal executive offices no fewer than 60 nor more than 90 days before the one-year anniversary of the date of the Annual Meeting. To be timely, the written notice (including a notice recommending a director candidate) must be received no earlier than February 23, 2017 and no later than March 25, 2017. The notice must describe your proposal in reasonable detail and provide certain other information required by the Company’s Articles of Incorporation. A copy of the Company’s Articles of Incorporation is available upon request from the Company’s Secretary.

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ADDITIONAL VOTING INFORMATION

Voting at Annual Meeting

Shares represented by valid proxies and voting instruction forms that are received on time will be voted as specified. If you sign and return your proxy card or voting instruction form but do not provide voting instructions, your shares represented by the proxy will be voted as recommended by our Board of Directors as indicated below:

Proposal		Board Recommendation
1	Election of Directors	FOR ALL
2	Ratification of Auditor	FOR
3	Advisory Vote on Executive Compensation	FOR

If any other matters are properly presented at the Annual Meeting for action, the persons named and acting as proxy will have the discretion to vote for you on these matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the Annual Meeting.

Each common share is entitled to one vote on each matter properly brought before the meeting.

RECORD DATE

You may vote all common shares that you owned as of the close of business on March 23, 2016, which is the record date for the meeting.

FORMS OF OWNERSHIP OF SHARES

If you receive more than one proxy card or notice, it means you have multiple holdings.

You may own common shares in one or more ways, including:

•	Directly in your name as the shareholder of record (which may be held individually, jointly, or another title), including shares purchased through Seacoast’s Dividend Reinvestment and Stock Purchase Plan or restricted stock awards issued to employees under our long-term incentive plans;

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•	Indirectly through a bank, broker or other nominee in “street name”;

•	Indirectly through Seacoast’s Retirement Savings Plan or Employee Stock Purchase Plan.

If your shares of common stock are registered directly in your name, we are sending the proxy materials directly to you. If you hold our shares in street name, your bank, broker or other nominee is sending proxy materials to you and you must direct them how to vote on your behalf by completing the voting instruction form that accompanies your proxy materials or by following the instructions in the notice you received.

If you are a participant in Seacoast’s Dividend Reinvestment and Stock Purchase Plan, follow the instructions on the Notice or proxy card to provide voting instructions to the Trustee. Shares held in your plan account will be combined and voted at the Annual Meeting in the same manner in which you voted those shares registered in your own name either by proxy or in person.

If you are a participant in Seacoast’s Retirement Savings Plan or Employee Stock Purchase Plan, your voting instructions must be received by May 17, 2016 (the “cut-off date”) to allow sufficient time for the trustees to vote. When your voting instructions are received by the cut-off date, your shares in these plans will be voted as directed by you. For the shares in your account in Seacoast’s Retirement Savings Plan, if you do not submit your voting instructions by following the instructions on the Notice or proxy card, then the trustee of the Retirement Savings Plan will vote, or not vote, in its sole discretion, the shares of Common Stock in your account. For shares held in your account in the Employee Stock Purchase Plan, your shares will not be voted if you do not give voting instructions as to such shares by proxy.

Please follow the instructions on each notice or proxy card to ensure that all of your shares are voted.

STREET NAME HOLDERS

If you are a beneficial owner and a broker, bank or other nominee is the record holder (which is commonly referred to as “street name”), then you received the notice of the Annual Meeting or proxy materials from the record holder. You have the right to direct your broker or nominee how to vote your shares, and such broker or other nominee is required to vote the shares in accordance with your instructions. Your broker or nominee should have given you instructions for you to provide direction on how to vote your shares. It will then be the record holder’s responsibility to vote your shares for you in the manner you direct. Generally, brokers and other record holders may vote on discretionary or routine matters, but cannot vote on non-routine or non-discretionary matters unless they have received voting instructions from street name holder. We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the Annual Meeting.

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If your shares are held in street name, you are invited to attend the Annual Meeting; however, you may not vote your shares of Common Stock held in street name in person at the Annual Meeting unless you request and obtain a power of attorney or other authority from your broker or other nominee who holds your shares and bring it to the Annual Meeting. Even if you plan to attend the Annual Meeting, we ask that you vote in advance of the Annual Meeting in case your plans change.

EFFECT OF NOT CASTING YOUR VOTE

If you hold your shares in street name, you have the right to direct your broker or nominee how to vote your shares, and such broker or other nominee is required to vote the shares in accordance with your instructions. Your broker or nominee should have given you instructions for you to provide direction on how to vote your shares. It is then the record holder’s responsibility to vote your shares for you in the manner you direct.

Under the rules of various securities exchanges, brokers and other record holders may generally vote on discretionary or routine matters, but cannot vote on non-routine or non-discretionary matters, such as the election of directors, unless they have received voting instructions from the person for whom they are holding shares. Proposals 1 and 3 are considered non-routine matters, and cannot be voted on by your broker without your instructions. We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be voted on at the meeting.

REVOCATION OF PROXIES

If your shares of common stock are registered directly in your name, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	timely submitting another proxy via the telephone or internet;

•	delivering to Seacoast a written notice bearing a date later than the date of the proxy card, stating that you revoke the proxy, with such written notice to be sent to: 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995, Attention: Corporate Secretary;

•	signing and delivering to Seacoast a proxy card relating to the same shares and bearing a later date; or

•	attending the meeting and voting in person by written ballot, although attendance at the meeting will not, by itself, revoke a proxy.

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Also, please note that if you have voted through your broker, bank or other nominee and you wish to change your vote, you must follow the instructions received from such entity to change your vote.

QUORUM AND REQUIRED VOTE

To hold a vote on any proposal, a quorum must be present in person or by proxy at the annual meeting. A quorum is a majority of the total votes entitled to be cast by the holders of the outstanding shares of common stock as of the close of business on the record date.

In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes “for” or “against,” as well as all abstentions and broker non-votes, will be counted. A “broker non-vote” occurs when a nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

On the Record Date, there were 37,916,985 shares of Common Stock issued, outstanding and entitled to be voted, which were held by approximately 2,073 holders of record. Therefore, at least 18,958,493 shares need to be present at the Annual Meeting or represented by proxy in order for a quorum to exist.

If a quorum is not present at the scheduled time of the annual meeting, a majority of the shareholders present or represented by proxy may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned annual meeting will be announced at the time of the adjournment, if any, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the annual meeting. If the annual meeting is adjourned more than 120 days after the date fixed for the original annual meeting, the Board of Directors must fix a new record date to determine the shareholders entitled to vote at the adjourned annual meeting.

To elect directors and adopt the other proposals at the 2016 annual meeting, the following votes are required:

	Proposal	Vote Required	Do abstentions count as votes cast?	Is broker discretionary voting allowed?
1	Election of Directors	Plurality vote (1)	No	No
2	Ratification of Auditor	Affirmative vote of a majority of votes cast	No	Yes
3	Advisory (Non-binding) Vote on Executive Compensation	Affirmative vote of a majority of votes cast	No	No

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(1)	Under our Bylaws, all elections of directors are decided by plurality vote. However, notwithstanding the plurality standard, in an uncontested election for directors, which is the case for the election under Proposal 1, our Corporate Governance Guidelines provide that if any director nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, then the director will promptly tender his or her resignation to the Board following certification of the shareholder vote, with such resignation to be effective upon acceptance by the Board of Directors. The CGC would then review and make a recommendation to the Board of Directors as to whether the Board should accept the resignation, and the Board would ultimately decide whether to accept the resignation. The Company will disclose its decision-making process regarding the resignation in a Form 8-K furnished to the SEC. In contested elections, the required vote would be a plurality of votes cast and the resignation policy would not apply. Full details of this policy are set forth in our Corporate Governance Guidelines, available on our website at www.seacoastbanking.com.

Cumulative voting is not permitted. Abstentions and broker non-votes, if any, will not be counted for purposes of determining whether any of the proposals have received sufficient votes for approval, but will count for purposes of determining whether or not a quorum is present. So long as a quorum is present, abstentions and broker non-votes will have no effect on any of the matters presented for a vote at the Annual Meeting.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

The SEC permits delivery of one copy of the proxy materials to shareholders who have the same address and last name under a procedure referred to as “householding”. We do not utilize householding for our shareholders of record. However, if you hold your shares through a broker, bank or other nominee, you may receive only one copy of the notice and, as applicable, any additional proxy materials that are delivered.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of proxy materials mailed to you in the future, please contact your broker, bank or other nominee. However, if you want to receive a paper proxy or notice or other proxy materials for purposes of this year’s annual meeting, follow the instructions included in the notice that was sent to you.

* * * *

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You can find the directions to our annual meeting on the inside back cover of this statement. Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. You may vote over the internet, as well as by telephone. You also may vote your shares by requesting a paper proxy card and completing, signing and returning it by mail. Please review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail.

DENNIS S. HUDSON III
Chairman & Chief Executive Officer

April 7, 2016

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APPENDIX A

INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

This proxy statement contains financial information determined by methods other than Generally Accepted Accounting Principles ("GAAP"). Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently.

The Company provides reconciliations between GAAP and non-GAAP measures, and these measures should not be considered an alternative to GAAP. For 2015 and 2014, by quarter and for total year, reconciliations of net income and adjusted net income are provided on page 74 of our Annual Report on Form 10-K for the year ended December 31, 2015.

LOCATION OF THE 2016 ANNUAL MEETING

Our annual meeting will be held at Hawthorn Suites’ Vista Room at 301 Lamberton Drive, West Palm Beach, Florida.

Directions by car or taxi: Take I-95 to Exit 71 onto Palm Beach Lakes Blvd. Head East for approximately 0.25 miles and turn right at BP Service Station into Executive Center Drive. Go 0.25 miles. The hotel is on your right.

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 24, 2016 at 3:00 PM

Seacoast
BANKING CORPORATION
OF FLORIDA

815 COLORADO AVENUE
P.O. BOX 9012
STUART, FL 34995-9012
ATTN: SHARON MEHL

Meeting Information

Meeting Type: Annual Meeting of Shareholders
Record Date: March 23, 2016
Meeting Date: May 24, 2016 **Time:** 3:00 PM EDT
Location: Hawthorn Suites' Vista Room
301 Lamberton Drive
West Palm Beach, Florida 33401

You are receiving this communication because you hold shares in Seacoast Banking Corporation of Florida.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side for instructions).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

E05018-P76140

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice and Proxy Statement   2. 2015 Annual Report on Form 10K   3. Chairman's Letter

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 10, 2016 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Please check the proxy materials for any special requirements for voting in person at the meeting. We recommend you vote in advance even if you plan to attend the meeting. You can vote in person at the meeting even if you previously voted and such in-person vote will replace your prior vote.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E05019-P76140

Voting Items

The Board of Directors recommends a vote FOR ALL director nominees and FOR Proposals 2 and 3.

1. Elect Directors

    01) Dennis J. Arczynski
    02) Maryann Goebel
    03) Roger O. Goldman
    04) Dennis S. Hudson, Jr.
    05) Thomas E. Rossin

2. Ratification of Appointment of Independent Auditor

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

E05020-P76140

Seacoast
BANKING CORPORATION
OF FLORIDA

815 COLORADO AVENUE
P.O. BOX 9012
STUART, FL 34995-9012
ATTN: SHARON MEHL

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date (for shares held in the Employee Plans) or the day before the meeting date (for all other shares). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date (for shares held in the Employee Plans) or the day before the meeting date (for all other shares). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Seacoast in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E04996-P76140 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEACOAST BANKING CORPORATION OF FLORIDA

The Board of Directors recommends a vote FOR ALL director nominees and FOR Proposals 2 and 3.

	For All	Withhold All	For All Except
1. Elect Directors	☐	☐	☐

01) Dennis J. Arczynski
02) Maryann Goebel
03) Roger O. Goldman
04) Dennis S. Hudson, Jr.
05) Thomas E. Rossin

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

	For	Against	Abstain
2. Ratification of Appointment of Independent Auditor	☐	☐	☐
3. Advisory (Non-binding) Vote on Compensation of Named Executive Officers	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, custodian or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement, our 2015 Annual Report on Form 10-K and the Chairman's Letter are available at www.proxyvote.com.

E04997-P76140

Seacoast BANKING CORPORATION OF FLORIDA

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
SEACOAST BANKING CORPORATION OF FLORIDA
FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
TUESDAY, MAY 24, 2016 at 3:00 P.M.

FOR REGISTERED SHAREHOLDERS: The undersigned shareholder(s) hereby appoint(s) John R. Turgeon and Christina Bliven, or either of them, each with full power of substitution, as Proxies, and hereby authorize(s) them to represent and to vote all shares of the Common Stock of Seacoast Banking Corporation of Florida ("Seacoast") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at Hawthorn Suites' Vista Room, 301 Lamberton Drive, West Palm Beach, Florida, on Tuesday, May 24, 2016, at 3:00 P.M., local time, and at any adjournments or postponements thereof (the "Annual Meeting"), as designated on the reverse side of this ballot, upon the proposals described in the Proxy Statement and the Notice of Annual Meeting of Shareholders, both dated April 7, 2016.

FOR PARTICIPANTS IN SEACOAST'S EMPLOYEE BENEFIT PLANS: This form provides voting instructions to the trustees for the shares of the Common Stock of Seacoast Banking Corporation of Florida ("Seacoast") held in Seacoast's Employee Stock Purchase Plan and Retirement Savings Plan (collectively and individually, the "Employee Plans"). Please complete this form, sign your name exactly as it appears on the reverse side and return it in the enclosed envelope. To allow sufficient time for the trustees to tabulate and vote the plan shares, we must receive your voting instructions no later than 11:59 p.m. on May 17, 2016 (the "cut-off date") to be counted. As a participant in one or both of the Employee Plans, the undersigned authorizes BMO Retirement Services as Trustee of the Retirement Savings Plan for Employees of Seacoast National Bank and/or authorizes Seacoast National Bank as Trustee of Seacoast's Employee Stock Purchase Plan to vote all shares of the Common Stock in Seacoast allocated to the undersigned's account under such plan(s) at Seacoast's Annual Meeting of Shareholders to be held at the Hawthorn Suites' Vista Room, 301 Lamberton Drive, West Palm Beach, Florida, on Tuesday, May 24, 2016, at 3:00 P.M., local time, and at any adjournments or postponements thereof (the "Annual Meeting"), as directed below, upon the proposals described in the Proxy Statement and the Notice of Annual Meeting of Shareholders, both dated April 7, 2016. When this form is properly executed and received by the cut-off date, the shares in the Employee Plans will be voted as directed by you. Shares held in the Employee Stock Purchase Plan will not be voted if you do not give voting instructions on such shares. If you do not give voting instructions for the shares allocated to your account in the Retirement Savings Plan, the Trustee may vote or not vote, in its sole discretion, the shares of stock equivalents in your account.

When this proxy is properly executed, all shares will be voted in the manner directed herein. If no direction is specified, this proxy will be voted in accordance with the recommendations of the Board of Directors.

(Continued, and to be marked, dated and signed, on the other side)